                                                                 Exhibit 10.9


                             AMENDED AND RESTATED
                     SENIOR SUBORDINATED CREDIT AGREEMENT


                                 dated as of

                              December 17, 1997

                                 by and among

                         GERBER CHILDRENSWEAR, INC.,

                          AUBURN HOSIERY MILLS, INC.

                                as Borrowers,

                                 GCIH, INC.,

                THE DOMESTIC SUBSIDIARIES (AS DEFINED HEREIN)

                                as Guarantors,

                                     and

                      CITICORP MEZZANINE PARTNERS, L.P.

                                  as Lender

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                               TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS.......................................................1
      SECTION 1.1   Certain Defined Terms....................................1
      SECTION 1.2   Accounting Terms........................................17

ARTICLE 2. AMOUNT AND TERMS OF NOTE AND LOAN................................17
      SECTION 2.1   Loan and Note...........................................17
      SECTION 2.2   Interest on the Loans...................................18
      SECTION 2.3   Prepayments and Payments................................18
      SECTION 2.4   Use of Proceeds.........................................21

ARTICLE 3. CONDITIONS TO LOAN...............................................21
      SECTION 3.1   Conditions..............................................21

ARTICLE 4. REPRESENTATIONS AND WARRANTIES...................................23
      SECTION 4.1   Organization and Good Standing..........................23
      SECTION 4.2   Authorization and Power.................................23
      SECTION 4.3   No Conflicts or Consents................................23
      SECTION 4.4   Enforceable Obligations.................................23
      SECTION 4.5   Title to Properties; Liens..............................23
      SECTION 4.6   Financial Condition.....................................24
      SECTION 4.7   No Default..............................................24
      SECTION 4.8   Contractual Obligations.................................24
      SECTION 4.9   No Litigation...........................................24
      SECTION 4.10  Use of Proceeds; Margin Stock...........................24
      SECTION 4.11  No Financing of Regulated Corporate Takeovers...........24
      SECTION 4.12  Compliance with Law.....................................24
      SECTION 4.13  Capital Structure and Subsidiaries......................24
      SECTION 4.14  Licenses, Trademarks, etc...............................25
      SECTION 4.15  Permits and Licenses....................................25
      SECTION 4.16  ERISA...................................................25
      SECTION 4.17  Investment Company Act..................................26
      SECTION 4.18  Public Utility Holding Company Act......................26
      SECTION 4.19  Environmental and Safety Matters........................26
      SECTION 4.20  Financial Condition.....................................27
      SECTION 4.21  Senior Credit Documents.................................28
      SECTION 4.22  Auburn Acquisition; Ireland Acquisition.................28
      SECTION 4.23  Subordinated Indebtedness...............................28


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ARTICLE 5. AFFIRMATIVE COVENANTS............................................28
      SECTION 5.1   Financial Statements and Other Reports..................28
      SECTION 5.2   Corporate Existence, Etc................................30
      SECTION 5.3   Payment of Taxes; Tax Consolidation.....................31
      SECTION 5.4   Maintenance of Properties; Insurance....................31
      SECTION 5.5   Inspection..............................................31
      SECTION 5.6   No Further Negative Pledges.............................31
      SECTION 5.7   Compliance with Laws, Etc...............................31
      SECTION 5.8   Maintenance of Accurate Records, Etc....................31
      SECTION 5.9   Lender Meeting..........................................32
      SECTION 5.10  ERISA Compliance........................................32
      SECTION 5.11  Environmental Matters...................................32

ARTICLE 6. NEGATIVE AND FINANCIAL COVENANTS.................................32
      SECTION 6.1   Indebtedness............................................32
      SECTION 6.2   Transactions with Shareholders and Affiliates...........32
      SECTION 6.3   Restricted Junior Payments..............................33
      SECTION 6.4   Liens...................................................34
      SECTION 6.5   Mergers.................................................34
      SECTION 6.6   Limitation on Sale of Less Than Substantially All
                    Assets..................................................34
      SECTION 6.7   Limitation on Dividend and Other Payment Restrictions
                    Affecting Subsidiaries..................................35
      SECTION 6.8   Investments.............................................35
      SECTION 6.9   Restrictions on Additional Subordinated Indebtedness;
                    Amendments to Preferred Stock and Seller Notes..........35
      SECTION 6.10  No Amendment of Organizational Documents................35
      SECTION 6.11  Conduct of Business.....................................35
      SECTION 6.12  No Creation of New Subsidiaries.........................35
      SECTION 6.13  Compliance with ERISA...................................35
      SECTION 6.14  Material License Agreements.............................36
      SECTION 6.15  Amendments with Respect to Senior Debt..................36
      SECTION 6.16  Leverage Ratio..........................................36
      SECTION 6.17  Capitalization Ratio....................................36
      SECTION 6.18  Fixed Charge Ratio......................................37

ARTICLE 7. EVENTS OF DEFAULT................................................37
      SECTION 7.1   Failure To Make Payments When Due.......................37
      SECTION 7.2   Default in and Acceleration of Other Agreements.........37
      SECTION 7.3   Breach of Certain Covenants and Agreements..............37
      SECTION 7.4   Breach of Warranty......................................37
      SECTION 7.5   Involuntary Bankruptcy; Appointment of Receiver, Etc....37
      SECTION 7.6   Voluntary Bankruptcy; Appointment of Receiver, Etc......38
      SECTION 7.7   Judgments and Attachments...............................38
      SECTION 7.8   Other Agreements........................................38


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      SECTION 7.9 Change in Control.........................................38

ARTICLE 8. SUBORDINATION....................................................39

ARTICLE 9. GUARANTEE........................................................39
      SECTION 9.1   Guarantee...............................................39
      SECTION 9.2   Obligations Unconditional...............................39
      SECTION 9.3   Reinstatement...........................................40
      SECTION 9.4   Subrogation.............................................40
      SECTION 9.5   Remedies................................................40

ARTICLE 10. MISCELLANEOUS...................................................40
      SECTION 10.1   Participations in Loan and Note........................40
      SECTION 10.2   Expenses...............................................41
      SECTION 10.3   Indemnity..............................................42
      SECTION 10.4   Set-Off................................................43
      SECTION 10.5   Amendments and Waivers.................................43
      SECTION 10.6   Independence of Covenants..............................43
      SECTION 10.7   Notices................................................43
      SECTION 10.8   Survival of Warranties and Certain Agreements..........45
      SECTION 10.9   Failure or Indulgence Not Waiver; Remedies Cumulative..45
      SECTION 10.10  Severability...........................................45
      SECTION 10.11  Heading................................................45
      SECTION 10.12  Applicable Law.........................................45
      SECTION 10.13  Successors and Assigns; Subsequent Holders of Notes....45
      SECTION 10.14  Consent to Jurisdiction and Service of Process.........46
      SECTION 10.15  Waiver of Jury Trial...................................46
      SECTION 10.16  Counterparts; Effectiveness............................47
      SECTION 10.17  Entirety...............................................47


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Exhibit A         -  Form of the Note
Exhibit B         -  Subordination Agreement

Schedule 1.1(b)   -  License Agreements
Schedule 4.5      -  Title to Properties; Liens
Schedule 4.9      -  No Litigation
Schedule 4.13(a)  -  Capital Structure
Schedule 4.13(b)  -  Subsidiaries
Schedule 4.14     -  Licenses; Trademarks
Schedule 4.16     -  ERISA
Schedule 4.19     -  Environmental and Safety Matters
Schedule 6.8      -  Investments
Schedule 6.14     -  Material License Agreements


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            AMENDED AND RESTATED SENIOR SUBORDINATED CREDIT AGREEMENT (the
"Agreement"), dated as of December 17, 1997, by and among GERBER CHILDRENSWEAR, INC. (as successor by merger of GCIH Merger Sub, Inc.), a Delaware corporation (the "Company"), AUBURN HOSIERY MILLS, INC., a Kentucky corporation ("Auburn"), GCIH, INC., a Delaware corporation ("Holding"), each of the Domestic Subsidiaries (as defined below) of Holding, the Company and Auburn, and CITICORP MEZZANINE PARTNERS, L.P., a Delaware limited partnership (the "Lender").

            WHEREAS, the Company, Holding and the Lender entered into a Senior Subordinated Credit Agreement, dated as of January 22, 1996 (the "Original Agreement") pursuant to which, among other things, the Lender provided $22,500,000 of senior subordinated financing to the Company in connection with the Acquisition;

            WHEREAS, the Company and Holding have requested the Lender's consent to (i) the acquisition (the "Auburn Acquisition") by Holding of Auburn and Sport Socks Company Limited, a company registered under the laws of England and Wales ("Sport Socks UK") pursuant to the Stock Purchase Agreement, dated as of November 12, 1997, by and among Holding and the stockholders of Auburn and Sport Socks UK signatory thereto (as amended from time to time, the "Auburn Purchase Agreement") and (ii) the acquisition (the "Ireland Acquisition") by Holding of Sports Socks Co. (Ireland) Limited ("Sport Socks Ireland") pursuant to the Stock Purchase Agreement dated as of December 16, 1997, by and among Holdings and the stockholders of Sport Socks Ireland signatory thereto (as amended from time to time the "Ireland Purchase Agreement");

            WHEREAS, the Guarantors (as defined below) are willing to guaranty all of the Obligations of the Borrowers (as defined below) to Lender under the Loan Documents; and

            WHEREAS, the Credit Parties and the Lender desire to amend and restate in its entirety the Original Agreement in order to, among other things, provide Lender's consent to the Auburn Acquisition, the Ireland Acquisition and the financing thereof;

            NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Credit Parties and the Lender agree as follows:


                            ARTICLE 1.  DEFINITIONS

            SECTION 1.1 Certain Defined Terms.

            The following terms used in this Agreement shall have the following meanings:

            "Acquisition" means the acquisition by GCIH Merger Sub, Inc. of the Company from the Seller on the Closing Date pursuant to the terms of the Purchase Agreement.

            "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling" "controlled by" and "under common control with"), as applied to any Person, means the possession, directly, indirectly or beneficially, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. None of the Lender, any Senior Lender nor any of the parents of Lender or any Senior Lender, any of the respective Subsidiaries (other than, with respect to Lender, CVC), nor Seller, shall be treated as an Affiliate of any Credit Party or shall be deemed to be a holder of 5% or more of any class of equity securities of any Credit Party.

            "Agent" means NationsBank, N.A., as administrative agent under the Senior Credit Agreement, and its successors and assigns.

            "Asset Sale" means the sale, transfer or other disposition by any Credit Party or any of its Subsidiaries to any Person other than any Credit Party or any of its Subsidiaries of (i) any of the stock of any Credit Party's Subsidiaries, and (ii) any other assets having a value in excess of $100,000 (it being understood that if the value thereof exceeds $100,000, the entire value and not just the portion in excess of $100,000 shall be subject to Section 2.3(a)(ii)). Notwithstanding the foregoing, an Asset Sale shall not include (A) inventory sales in the ordinary course of business, (B) sales or other dispositions of obsolete or excess equipment or damaged, obsolete or slow-moving inventory and (C) licensing of trademarks and other intellectual property for fair value in the ordinary course of business to third parties.

            "Auburn" has the meaning set forth in the recitals hereto.

            "Auburn Acquisition" has the meaning set forth in the recitals hereto.

            "Auburn Purchase Agreement" has the meaning set forth in the recitals hereto.

            "Bankruptcy Code" means Title 11 of the United States Code, as now and hereafter in effect, or any successor statute.

            "Bankruptcy Event" has the meaning set forth in the Subordination Agreement.

            "Board of Directors" means the Board of Directors of any Credit Party or any of their respective Subsidiaries, as applicable, or any duly authorized committee of that Board.

            "Borrowers" means, collectively, the Company and Auburn, in each case together with any successors and permitted assigns. All Obligations of the Borrowers referred to herein shall be deemed to be on a joint and several basis among the Borrowers.

            "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

            "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any successor federal statute.

            "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System.


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

            "CVC" means Citicorp Venture Capital, Ltd., a New York corporation.

            "CVC Group" means CVC, its Affiliates, officers and directors of CVC and its Affiliates appointed to such position by CVC, and independent directors of Holding appointed by CVC.

            "Capital Expenditures" means all expenditures of the Credit Parties and their Subsidiaries which, in accordance with GAAP, would be classified as capital expenditures, including, without limitation, Capital Leases.

            "Capital Lease" means as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

            "Capital Stock" of any Person means any and all shares, interests, participations, or other equivalents (however designated, including stock appreciation rights) of its capital stock and any rights (other than debt securities convertible into capital stock), warrants or options to acquire such capital stock.

            "Capitalization Ratio" means the ratio of (a) Funded Debt to (b) Total Capitalization.

            "Cash Equivalents" means: (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition; (b) U.S. dollar denominated time and demand deposits and certificates of deposit of (i) any Senior Lender,
(ii) any domestic commercial bank having capital and surplus in excess of $500,000,00 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements with a bank or trust company (including any of the Senior Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which a Borrower hall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and
(e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which consist substantially of Investments of the character described in the foregoing subdivisions (a) through (d).

            "Cash Proceeds" means, with respect to any financing, Asset Sale, or Casualty Event, cash payments received from such financing, Asset Sale or Casualty Event including any cash received by way of deferred payment pursuant to a note receivable or otherwise, but only as and when so received.

            "Casualty Event" means, with respect to any property of any Person, any loss of or damage to, or any condemnation or other taking of, such property for which such Person or any of its Subsidiaries receives insurance proceeds, proceeds of a condemnation award or other compensation.

            "Change in Control" means that any of the following shall have occurred:

            (a) Holding shall cease to own and control, beneficially and of record, 100% of the issued and outstanding shares of Capital Stock of the Borrowers;

            (b) CVC Group (other than Lender) and Lawrence R. Glenn (the initial holder of all Class C Common Stock of Holding) shall cease to own and control at least 51% (or, on or after the consummation of a sale of stock of Holding registered under the Securities Act of 1933, as amended, 30%) of the fully diluted voting power represented by Capital Stock and other securities of Holding, or shall cease to have the power to appoint directors holding a majority of the voting power of the Board of Directors of Holding or CVC Group shall cease to have an unencumbered cash investment of at least $6,250,000 in Common Stock and Preferred Stock; or

            (c) following the consummation of a sale of Capital Stock of Holding registered under the Securities Act of 1933, as amended, any person or group (within the meaning of sections 13(d) and 14(d)(2) of the Exchange Act, as amended) other than CVC shall acquire a greater percentage of the fully diluted voting power represented by the Capital Stock and other securities of Holding than that owned and controlled by CVC.

            "Chief Financial Officer" means the highest ranking officer of any company then in charge of the financial matters of such company.

            "Closing Date" means January 22, 1996.

            "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

            "Common Stock" means, collectively, the Class A Common Stock, par value $0.01 per share, the Class B Common Stock, par value $0.01 per share, the Class C Common Stock, par value $0.01 per share, the Class D Common Stock, par value $0.01 per share, and any other shares of Capital Stock designated as common stock, of Holding, and any Capital Stock issued with respect thereto in a stock consolidation, reclassification or other recapitalization.

            "Company" has the meaning set forth in the recitals hereto.

            "Contested Claim" means any Tax, Indebtedness, Contingent Liability or other claim or liability, (i) the validity or amount of which is being contested in good faith by appropriate proceedings, (ii) which has been bonded or for which adequate reserves, as required by GAAP, have been established and
(iii) with respect to which any right to execute upon or sell any assets of any


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Credit Party has not matured or has been and continues to be effectively enjoined, superseded or stayed.

            "Contingent Liabilities" means, as applied to any Person, any guarantees, endorsements, agreements to purchase or provide funds for the payment of obligations of others, or other liabilities which would be classified as contingent in accordance with GAAP.

            "Contractual Obligations" means, as applied to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement, or other written instrument to which that Person is a party or by which it or any of its owned properties is bound or to which it or any of its owned properties is subject.

            "Credit Party", and collectively, "Credit Parties" means and includes, Holding, the Borrowers, each Domestic Subsidiary of Holding and the Borrowers, and any Subsidiary of the Borrowers or Holding which is or becomes a party to any Loan Document.

            "Current Maturities of Long Term Debt" means all scheduled payments required to be paid within one year from the date of determination with respect to any Funded Debt (other than Revolving Loans or Swing Line Loans).

            "Domestic Subsidiary" means all direct and indirect Subsidiaries of Holding or a Borrower that are domiciled, incorporated or organized under the laws of any state of the United States or the District of Columbia whether existing as of the date hereof or hereafter created or acquired. As of the Restatement Date, the Domestic Subsidiaries are as set forth on Schedule 4.13.

            "EBITDA" means, for any period, with respect to the Credit Parties and their Subsidiaries on a consolidated basis, the sum of (a) Net Income for such period (excluding the effect of any extraordinary or other non-recurring gains (including any gain from the sale of property) or non-cash losses plus (b) an amount which, in the determination of Net Income for such period has been deducted for (i) Interest Expense for such period, (ii) total Federal, state, foreign or other income and franchise Taxes for such period, (iii) all depreciation and amortization for such period, and (iv) all other non-cash charges, including, without limitation, non-cash royalty payments under existing License Agreements, all as determined in accordance with GAAP.

            "EBITDAR" means, for any period, the sum of EBITDA for such period plus an amount which in the determination of Net Income for such period has been deducted for cash Rent Expense for such period, all as determined in accordance with GAAP.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute.

            "ERISA Affiliate" of any Person means any corporation or trade or business which is a member of the same controlled group of corporations or under common control with such Person (within the meaning of Section 414(b)(c)(m) or (o) of the Code) as such Person.

            "ERISA Event" with respect to any Person means (a) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Pension Plan of such


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

Person, unless the 30-day notice requirement with respect to such event has been waived by the PBGC; (b) the provision by the administrator of any Plan of such Person of a notice of intent to terminate such Pension Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a pension plan amendment referred to in Section 4041(a)(2) of ERISA); (c) the cessation of operations at a facility of such Person in the circumstances described in
Section 4068(a) of ERISA; (d) the withdrawal by such Person from a Pension Plan during a plan year for which it was a substantial employer, as defined in
Section 4001(a)(2) of ERISA; (e) the failure by such Person to make a payment to a Pension Plan required under Section 302(f)(1) of ERISA; (f) the adoption of an amendment to a Pension Plan of such Person requiring the provision of security to such Pension Plan pursuant to Section 307 of ERISA; or (g) the institution by the PBGC of proceedings to terminate a Pension Plan of such Person pursuant to
Section 4042 of ERISA, or the occurrence of any event or condition described in
Section 4042 of ERISA that could constitute grounds for the termination of, or the appointment of a trustee to administer, such Pension Plan.

            "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained or contributed to by any Credit Party or any ERISA Affiliate of any Credit Party, other than a Multiemployer Plan or (b) has at any time within the preceding six (6) years been maintained for the employees of any Credit Party or any current ERISA Affiliate.

            "Environmental and Safety Laws" means any and all present or future federal, state, local and foreign statutes, laws, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and common law concerning public health or safety, worker health or safety or pollution or protection of the environment, including, without limitation, those relating to any emissions, discharges or Releases of Hazardous Materials to ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, control, cleanup or handling of Hazardous Materials.

            "Environmental Claim" means, with respect to any Person, any written notice, claim, demand or other communication alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other property, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, handling, generation, treatment, storage, disposal, Release or threatened Release into the environment of any Hazardous Material at any location, whether or not owned by such Person, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental and Safety Law.

            "Environmental Permit" has the meaning set forth in Section 4.19(a) hereto.

            "Event of Default" means each of the events set forth in Article 7.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

            "Fiscal Quarter" means the quarterly periods ending on March 31, June 30, September 30, and December 31 of each Fiscal Year.


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

            "Fiscal Year" means each twelve month period ending on the last day of December in each year.

            "Fixed Charge Ratio" means the ratio of (a) EBITDAR less Capital Expenditures made in cash to (b) cash Interest Expense plus Current Maturities of Long Term Debt plus cash income Taxes plus cash Rent Expense.

            "Foreign Subsidiary" means all subsidiaries of Holding or a Borrower that are not Domestic Subsidiaries.

            "Funded Debt" means, without duplication, the sum of (a) all Indebtedness of the Credit Parties and their Subsidiaries for borrowed money,
(b) all purchase money Indebtedness of the Credit Parties and their Subsidiaries, (c) the principal portion of all obligations of the Credit Parties and their Subsidiaries under Capital Leases, (d) all obligations, contingent or otherwise, relative to the face amount of all letters of credit (other than letters of credit supporting inventory purchases in the ordinary course of business), whether or not drawn, and banker's acceptances issued for the account of a Credit Party or its Subsidiaries (it being understood that, to the extent an undrawn letter of credit supports another obligation consisting of Indebtedness, in calculating aggregated Indebtedness only such other obligation shall be included), (e) all Guaranty Obligations of the Credit Parties and their Subsidiaries with respect to Funded Debt of another Person, (f) all Funded Debt of another entity secured by a Lien on any property of the Credit Parties and their Subsidiaries whether or not such Funded Debt has been assumed by a Credit Party or any of its Subsidiaries, (g) all Funded Debt of any partnership or unincorporated joint venture to the extent a Credit Party or one of its Subsidiaries is legally obligated or has a reasonable expectation of being liable with respect thereto, net of any assets of such partnership or joint venture and (h) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

            "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to Section 1.2.

            "Guarantors" means Holding, each of the Domestic Subsidiaries of Holding (other than the Borrowers) and the Borrowers and each other Person which becomes a guarantor hereunder of the Restatement Date, together with their successors and assigns.

            "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or other monetary obligation or any property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of such Indebtedness or monetary obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Indebtedness of such other Person, (c) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or (d) to otherwise assure or hold harmless the owner of such Indebtedness or monetary obligation against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

            "Hazardous Material" means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental and Safety Laws as "hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, "TLCP" toxicity or "EP" toxicity; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; (d) underground storage tanks, whether empty or containing any substance or surface impoundments; and (e) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls.

            "Hedging Agreements" means, collectively, interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements, in each case, entered into or purchased by a Credit Party.

            "Holding" has the meaning set forth in the recitals hereto.

            "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations, other than intercompany items, of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person which would appear as liabilities on a balance sheet of such Person, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all Guaranty Obligations of such Person, (g) the principal portion of all obligations of such Person under (i) Capital Leases and (ii) any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product of such Person where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP, (h) all net obligations of such Person in respect of Hedging Agreements, (i) the maximum amount of all performance and standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), and (j) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) regardless of whether such transaction is effected without recourse to such Person or in a manner that would not be reflected on the balance sheet of such Person in accordance with GAAP. The Indebtedness of any Person shall included the Indebtedness of any partnership or unincorporated joint venture in which such Person is legally obligated.

            "Indemnified Liabilities" has the meaning set forth in Section 10.3

            "Indemnitees" has the meaning set forth in Section 10.3.

            "Indemnitors" has the meaning set forth in Section 10.3.

            "Initial Interest Payment Date" means July 15, 1996.

            "Interest Payment Date" means the last day of each Interest Period.

            "Interest Period" means initially the period commencing on the Closing Date and ending on the Initial Interest Payment Date, and, thereafter, each six-month period; provided, that:

                  (i) if an Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; and

                  (ii) no Interest Period shall extend beyond the Maturity Date.

            "Investment" in any Person means (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of assets, shares of capital stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such other Person or (b) any deposits with, or advance, loan or other extension of credit to, such Person (other than deposits made in connection with the purchase of equipment or other assets in the ordinary course of business) or (c) any other capital contribution to or investment in such Person, including, without limitation, any Guaranty Obligation (including any support for letter of credit issued on behalf of such Person) incurred for the benefit of such Person. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

            "Ireland Acquisition" has the meaning set forth in the recitals hereto.

            "Ireland Purchase Agreement" has the meaning set forth in the recitals hereto.

            "Lender" has the meaning assigned to that term in the preamble to this Agreement and shall include any assignees of the Loan or Notes pursuant to
Section 10.1.

            "Letters of Credit" has the meaning set forth in the Senior Credit Agreement as in effect on the Restatement Date.

            "Leverage Ratio" means, as of the end of each fiscal quarter, a ratio of (a) total Funded Debt on such date to (b) EBITDA for the twelve month period ending on such date.

            "License Agreements" means those license agreements listed in
Schedule 1.1(b) hereto.

            "Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

            "Litigation" means any proceeding, claim, lawsuit and/or investigation conducted or overtly threatened by or before any Tribunal.

            "Loan" has the meaning set forth in Section 2.1.

            "Loan Documents" means, collectively, this Agreement, the Note, the Warrant, the Warrant Agreement, the Subordination Agreement, the Stockholders Agreement, the Registration Rights Agreement and all other documents, instruments and agreements executed and/or delivered in connection herewith and therewith, each as amended, supplemented or modified from time to time.

            "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

            "Material Adverse Effect" means, with respect to any Person, a material adverse effect on (a) the business, assets, condition (financial or otherwise), operations, properties or prospects of such Person or (b) the ability of such Person to perform its obligations under any Loan Document to which it is a party or of Lender to enforce or collect any of the Obligations.

            "Material License Agreements" means (a) all license agreements set forth on Schedule 6.14 hereto and (b) each other license agreement entered into by a Credit Party in which the annual revenues derived from the sale of inventory subject to such license agreement exceeds 5% of the total annual revenues of the Credit Parties and their Subsidiaries.

            "Maturity Date" means January 22, 2004.

            "Moody's" means Moody's Investors Services, Inc., or any successor or assignee of the business of such company in the business of rating securities.

            "Multiemployer Plan" means a Pension Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

            "Net Cash Proceeds" means, with respect to any financing, Asset Sale or Casualty Event, (a) the Cash Proceeds received by any Credit Party or any of their respective Subsidiaries, minus (b) (i) reasonable brokerage commissions and other reasonable fees and expenses (including reasonable fees and expenses of counsel, certified public accountants and reasonable and customary fees of investment bankers) related to such financing, Asset Sale or Casualty Event, and
(ii) the sum of (A) any Taxes incurred (after taking into account available carryforwards and credits) by such Credit Party as a result of such financing, Asset Sale or Casualty Event, plus (B) in the case of any Asset Sale, the principal amount of any Indebtedness for borrowed money which is secured by the asset sold in such Asset Sale (other than any such Indebtedness for borrowed money assumed by the purchaser of such asset).

            "Net Income" shall mean, for any period, the net income after Taxes for such period of the Credit Parties and their Subsidiaries on a consolidated basis, determined in accordance with GAAP.

            "Note" means one or more notes of the Borrowers issued pursuant to Sections 2.1 or 12.1, substantially in the form of Exhibit A hereto.

            "Note Register" has the meaning set forth in Section 10.1.

            "Obligations" means all obligations of every nature of the Credit Parties from time to time owed to the Lender under the Loan Documents, it being understood that all such obligations of the Borrowers shall be joint and several.

            "Officer's Certificate" means, as applied to any corporation, a certificate executed on behalf of such corporation by its Chief Executive Officer, its President or one of its Vice Presidents or its Chief Financial Officer or its Treasurer; provided, that every Officer's Certificate with respect to the compliance with a condition precedent to the making of a Loan hereunder shall include (i) a statement that the officer or officers making or giving such Officer's Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement of the signers that they have made or have caused to be made such examination or investigation as they deem necessary to enable them to certify that such condition has been complied with, and (iii) a statement that such condition has been complied with.

            "PBGC" means the Pension Benefit Guaranty Corporation, and any successor to all or any of the Pension Benefit Guaranty Corporation's functions under ERISA.

            "Pension Plan" means an employee Benefit Plan which is subject to the provisions of Title IV of ERISA.

            "Permits" has the meaning provided in Section 4.15.

            "Permitted Acquisitions" means an acquisition of all or substantially all of the assets or stock of another Person by a Credit Party or its Subsidiaries; provided, that (a) such acquisition does not cause or would not be reasonably expected to cause a Potential Event of Default or Event of Default, (b) after giving effect to such acquisition, the Credit Parties would be in compliance on a pro forma basis (as such pro forma compliance is computed in accordance with Regulation S-X of the Securities Act) with all of the financial covenants set forth in Sections 6.16 though 6.19, (c) such Person must in all material respects engage in a business similar to or a logical extension of the business of the Credit Parties and their Subsidiaries and (d) the aggregate amount of all such acquisitions shall not exceed $10,000,000 during the term of this Agreement.

            "Permitted Investments" mans Investments which are (a) cash or Cash Equivalents, (b) accounts receivable created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, (c) inventory, raw materials and general intangibles acquired in the ordinary course of business, (d) Investments by a Credit Party in another Credit Party, (e) Investments by a Foreign Subsidiary in a Credit Party or another Foreign Subsidiary, (f) a one-time Investment (excluding the purchase price paid by Holding to acquire Sport Socks Ireland) by a Credit Party in Sport Socks Ireland not to exceed $3,000,000 and additional Investments by Credit Parties in Foreign Subsidiaries, not to exceed $1,000,000, in the aggregate, at any one time, (g) loans to directors, officers or employees in the ordinary course of business for reasonable business expenses, not to exceed, in the aggregate, $500,000 at any one time, (h) Investments in Capital Expenditures, (i) Investments by Holding in Capital Stock of Holding resulting from the repurchase of such stock from employees who voluntarily or involuntarily terminate their employment from Holding and its Subsidiaries not to exceed $500,000 (net of any proceeds from the reissuance of any such shares to other employees of Holding), in the aggregate, during the term of this Agreement, (j) Investments in Permitted Acquisitions, (k) Investments received in connection with the reorganization or bankruptcy of a customer or supplier of a Credit Party or one of its Subsidiaries as consideration for prior Indebtedness owed by such supplier or customer, (l) Investments consisting of Guaranty Obligations otherwise permitted by Section 6.1, (m) non-cash proceeds received in connection with an Asset Sale so long as the value of such non-cash proceeds does not exceed, at any one time, $1,000,000, and (n) other Investments (in addition to those set forth above) not to exceed, in the aggregate, $500,000 at any one time.

            "Permitted Liens" means the following types of Liens:

            (a) Liens (other than Liens relating to Environmental Claims or ERISA) for Taxes not yet due and payable or which are Contested Claims;

            (b) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than thirty (30) days delinquent;

            (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

            (d) easements, rights-of-way, restrictions, and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of any Credit Party or any of its Subsidiaries;

            (e) Liens for purchase money obligations and under Capital Leases; provided, that (i) the purchase or Capital Lease of the asset subject to any such Lien is permitted under the Senior Credit Agreement and this Agreement,
(ii) the Indebtedness secured by any such Lien is permitted under the Senior Credit Agreement and this Agreement, and (iii) such Lien encumbers only the asset so purchased or leased and secures only Indebtedness incurred in connection with the purchase or lease of such asset;

            (f) Liens in favor Agent pursuant to the terms of the Senior Credit Agreement; and

            (g) without duplication, other Liens permitted pursuant to the Senior Credit Agreement.

            "Permitted Refinancing" means any refinancing of Senior Debt which refinancing does not (i) increase the amount of Senior Debt (except as permitted by the definition of "Senior Debt" set forth herein), (ii) increase the margin over the Base Rate (as defined in the Senior Credit Agreement as in effect on the Restatement Date) or the Eurodollar Rate (as defined in the Senior Credit Agreement as in effect on the Restatement Date) by more than 200 basis points over what it is as of the date hereof (it being understood that the imposition of a default rate of interest in accordance with subsection 3.1 of the Senior Credit Agreement as in effect on the Restatement Date shall not be subject to the restrictions contained in this clause (ii)), (iii) extend the maturity of the Senior Debt beyond one year following the Maturity Date (as defined in the Senior Credit Agreement as in effect on the Restatement Date) or (iv) change the average weighted-life to maturity of the Senior Term Loans by more than one year from that in effect on the Restatement Date (calculated as if such amendment was entered into on the date hereof and taking into account all previous amendments).

            "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

            "Potential Event of Default" means a condition or event which, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

            "Preferred Stock" means 116,451.8 shares of Series A Preferred Stock, par value $.01 per share, of Holding currently issued and outstanding and up to 950.7 additional shares of such stock which are held in treasury as of the Restatement Date.

            "Purchase Agreement" means the Stock Purchase Agreement dated as of December 14, 1995 by and between Seller and Holding, as amended, restated or modified from time to time in accordance with the terms hereof.

            "Qualified Sale" shall mean any sale or other disposition by any Credit Party or any of their respective Subsidiaries, other than in the ordinary course of business, of any equipment or property for (x) cash equal to at least 90% of the fair market value thereof, (y) "trade-in" or (z) "trade-up," if all of the Net Cash Proceeds thereof (a) within 180 days after the date of such sale shall be applied to the purchase of equipment to replace such sold equipment or property, such purchased equipment or property to be used in the ordinary course of business of such Credit Party or Subsidiary, and to have a fair market value in the aggregate of not less than the amount of such Net Cash Proceeds, or (b) shall be applied to the payment of Indebtedness incurred in connection with the purchase of any equipment or property described in clause (a) above, and (c) in the case of clause (a) above, pending such application, shall be (i) deposited into an account in a domestic commercial Senior Lender which has capital and surplus and undivided profits in excess of $250,000,000 or (ii) applied to repayment of Senior Debt without reduction of the revolving loan commitments therefor.

            "RCRA" means the Resource Conservation and Recovery Act of 1976, as amended.

            "Redeemable" means, with respect to any Capital Stock, Indebtedness or other right or obligation, any such Capital Stock, Indebtedness, right or obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

            "Registration Rights Agreement" means the Amended and Restated Registration Rights Agreement, dated as of the Closing Date, by and among CVC, the Lender, Holding and certain other stockholders of Holding signatory thereto, as the same may be amended, modified or restated from time to time.

            "Regulations G, T, U and X" means Regulations G, T, U and X of the Board of Governors of the Federal Reserve System as in effect from time to time.

            "Release" means any "release" as such term is defined in 42 U.S.C. ss. 9601(22), or any successor federal statute or analogous state law.

            "Rent Expense" means, for any period, with respect to the Credit Parties and their Subsidiaries on a consolidated basis, all rent payable under an operating lease (whether a lease of real property, personal property or mixed), as determined in accordance with GAAP.

            "Restatement Date" means December 17, 1997.

            "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of Capital Stock of Holding or the Borrowers now or hereafter outstanding, except a dividend payable solely in shares of the class of stock on which such dividend is declared to the holders of that class, (ii) any redemption, conversion, exchange, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indi rect, of any shares of any Capital Stock of Holding, the Borrowers or any of their respective Subsidiaries now or hereafter outstanding,
(iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options, stock appreciation rights, phantom stock rights or other rights to acquire, or participate in the appreciation in value of, shares of any class of Capital Stock of any Credit Party or any of their respective Subsidiaries now or hereafter outstanding, and (iv) any payment or prepayment of principal, or premium, if any, redemption, conversion, exchange, purchase, retirement prior to stated maturity, defeasance, sinking fund, or similar payment with respect to any Subordinated Indebtedness or other Indebtedness which ranks pari passu with the Note (other than in connection with any refinancing thereof; provided, that the Indebtedness incurred in such refinancing shall be at least as subordinated to the Note as the Subordinated Indebtedness refinanced or rank pari passu with the Note, in the case of pari passu Indebtedness refinanced).

            "Revolving Loans" means the "Revolving Loans" made to the Borrowers pursuant to Section 2.1 of the Senior Credit Agreement as in effect on the Restatement Date.

            "Revolving Loan Committed Amount" has the meaning set forth in the Senior Credit Agreement as in effect on the Restatement Date.

            "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor or assignee of the business of such division in the business of rating securities.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "Seller" means Gerber Products Company, a Michigan corporation.

            "Seller Note" means the Junior Subordinated Promissory Note due January 22, 2006, dated the Closing Date, issued by Holding to Seller, in an original aggregate principal amount of $12,500,000, and all "Junior Interest Notes" issued pursuant to Section 4(e) thereof.

            "Senior Credit Agreement" means the Credit Agreement dated as of the date hereof by and among the Borrowers, the Guarantors, the Agent and the other Senior Lenders, as such agreement may be amended, restated, supplemented or otherwise modified from time to time (provided that any such amendment, supplement or other modification of the Senior Credit Agreement effected in contravention of Section 6.15 shall be disregarded and given no effect for purposes of this definition), or any credit document which evidences any Permitted Refinancing. As of any date of determination, unless otherwise indicated in this Agreement, references to the Senior Credit Agreement shall mean the form of Senior Credit Agreement as of such date, regardless of whether the Senior Credit Agreement shall be in effect as of such date.

            "Senior Credit Documents" means, collectively, the Senior Credit Agreement, and other "Credit Documents" (as that term is defined in the Senior Credit Agreement), and each other document or instrument executed by Agent, the Senior Lenders, the Credit Parties or any of their respective Subsidiaries in connection therewith.

            "Senior Debt" means shall mean (i) all Credit Party Obligations (including contingent obligations) (as defined in the Senior Credit Agreement as in effect on the Restatement Date) now or hereafter incurred pursuant to and in accordance with the terms of the Senior Credit Agreement, (ii) any additional Indebtedness incurred under the Senior Credit Agreement whether such obligations or additional Indebtedness involve principal prepayment charges, interest (including, without limitation, interest accruing after the filing of a petition initiating any proceeding under the Bankruptcy Code, whether or not allowed as a claim in such proceeding), indemnities or reimbursement of fees, expenses or other amounts, and (iii) any Indebtedness incurred for the purpose of refinancing, restructuring, extending or renewing (collectively, "Refinancing") the Credit Party Obligations of the Company under the Senior Credit Agreement as set forth in clauses (i) and (ii) above; provided, that in no event shall the principal amount of Senior Debt (for purposes of this Agreement) exceed the sum of (A) the Senior Term Loan Committed Amount less any principal repayments made with respect to the Senior Term Loans, plus, (B) the Revolving Committed Amount less any permanent reductions in the Revolving Committed Amount plus (C) $12,500,000.

            "Senior Lenders" means, as at the Restatement Date, the "Lenders" and the "Issuing Lenders" (each, as defined in the Senior Credit Agreement as in effect on the Restatement Date) and thereafter the lenders from time to time under the Senior Credit Agreement.

            "Senior Term Loan" means, the "Term Loan" made to the Borrowers pursuant to Section 2.4 of the Senior Credit Agreement on or before the Restatement Date.

            "Sport Socks Ireland" has the meaning set forth in the recitals hereto.

            "Sport Socks UK" has the meaning set forth in the recitals hereto.

            "Senior Term Loan Committed Amount" means the "Term Loan Committed Amount" as defined in the Senior Credit Agreement as in effect on the Restatement Date.

            "Stockholders Agreement" means the Stockholders Agreement, dated as of the date hereof, by and among CVC, Lender, Holding and certain other stockholders of Holding signatory thereto, as the same may be amended, modified or restated from time to time.

            "Subordinated Indebtedness" means Indebtedness of the Credit Parties and their respective Subsidiaries which by its terms is expressly subordinated in right of payment to the Note, including, without limitation, the Seller Note.

            "Subordination Agreement" means the Subordination and Intercreditor Agreement dated as of the Restatement Date by and among the Credit Parties, Agent and the Lender, substantially in the form of Exhibit B hereto.

            "Subsidiary" means, with respect to any Person, corporation, association or other business entity of which more than 50% of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.

            "Swing Line Loans" means the "Swing Line Loans" made to the Borrowers pursuant to Section 2.3 of the Senior Credit Agreement as in effect on the Restatement Date.

            "Taxes" means all taxes, assessments, fees, levies, imposts, duties, penalties, deductions, withholdings or other charges of any nature whatsoever from time to time or at any time imposed by any law or any Tribunal.

            "Total Capitalization" means the sum of (a) all stockholder's equity (including Preferred Stock and accrued but unpaid dividends thereon) of Holding and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP, plus (b) all Funded Debt of Holding and its Subsidiaries on a consolidated basis.

            "Transactions" has the meaning specified in Section 4.3.

            "Transaction Documents" means all documents executed and delivered in connection with the Transactions, including, without limitation, this Agreement, the Note, the Senior Credit Documents, the Auburn Purchase Agreement and the Ireland Purchase Agreement.

            "Tribunal" means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency or instrumentality of the United States of America or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted and/or existing.

            "Warrant" means, collectively, one or more warrants initially exercisable for 191,250 shares of Class D Common Stock, issued by Holding to the Lender on the Closing Date pursuant to the Warrant Agreement.

            "Warrant Agreement" means the Warrant Agreement, dated as of the Closing Date, by and between Holding and the Lender.

            "Wholly-Owned" means, with respect to a Subsidiary, any corporation, association or other business entity of which 100% of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.

            SECTION 1.2 Accounting Terms. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lender hereunder shall be prepared in accordance with GAAP. All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) (a) be made by application of GAAP as of the Restatement Date, (b) eliminate all transaction costs, not to exceed $1,750,000, in the aggregate, incurred by the Credit Parties and their Subsidiaries in (i) acquiring all of the shares of Auburn and Sport Socks Ireland, (ii) entering into the Senior Credit Documents and (iii) repaying the Indebtedness owing under the "Senior Credit Agreement" (as defined in the Original Agreement) in effect immediately prior to the Restatement Date and (c) be made net of the effect of any purchase price accounting adjustment as set forth in Accounting Principles Board Opinion Nos. 16 and 17.

                  ARTICLE 2. AMOUNT AND TERMS OF NOTE AND LOAN

            SECTION 2.1 Loan and Note.

                  (a) Loan. On the Closing Date, the Lender provided the Company with a loan in the initial principal amount of $22,500,000 (the "Loan").

                  (b) Original Issue Discount. The parties hereto agree that any original issue discount attributable, as a result of the delivery of the Warrant, to any Note issued by the Borrowers in accordance with the terms and conditions of this Agreement is less than the product of:

                  (i) one-quarter of one percent (0.25%) of the stated redemption price at maturity (as such term is defined in Section 1273(a) of the Code) of such Note, multiplied by

                  (ii) the number of complete years to maturity of such Note.

The parties hereto agree to use the foregoing for all United States federal, state and local income tax purposes with respect to the transactions contemplated by this Agreement, the Warrant Agreement and the other Loan Documents. The parties hereto acknowledge that such original issue discount represents the fair market value of the Warrant as of the Closing Date.

                  (c) Payment of Loan. The unpaid principal amount of the Loan and the Note plus all accrued interest thereon and all other amounts owed hereunder and thereunder with respect thereto shall be paid in full in cash on the Maturity Date. The Borrowers shall make a scheduled payment of the outstanding principal amount of the Loan on January 22, 2003 in an amount equal to 50% of the then outstanding principal amount of the Loan.

                  (d) Note. Upon tender to the Company of any and all Notes currently held by the Lender, the Borrowers shall jointly execute and deliver to the Lender on the Restatement Date a new Note (in the form attached hereto as Exhibit A) dated the Restatement Date, to evidence the outstanding Loan, in the aggregate principal amount of $22,500,000 and to reflect appropriate amendments made hereby.

            SECTION 2.2 Interest on the Loans.

                  (a) Rate of Interest. The Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate equal to 12.00% per annum.

                  (b) Interest Payments.Accrued and unpaid interest shall be payable with respect to the Loan, in arrears on and to each Interest Payment Date commencing on the Initial Interest Payment Date, and upon any prepayment of the Loan and at maturity of the Loan.

                  (c) Post-Maturity Interest. Any principal payments on the Loan not paid when due (including by reason of operation of the Subordination Agreement) and, to the extent permitted by applicable law, any interest payment on the Loan not paid when due, whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest payable upon demand at a rate which is 2.00% per annum in excess of the rate of interest otherwise payable under this Agreement for the Loan.

                  (d) Computation of Interest. Interest on the Loan shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues. In computing such interest, the date of the making of the Loan shall be included and the date of payment shall be excluded.

            SECTION 2.3 Prepayments and Payments.

            (a)   Prepayments.

                  (i) Voluntary Prepayments. (A) The Borrowers may, upon not less than five (5) Business Days and not more than thirty-five (35) Business Days prior written notice to the Lender (which notice shall be irrevocable), at any time and from time to time, prepay the Loan, in whole or in part, in an aggregate minimum amount of $500,000 and integral multiples of $500,000 in excess of that amount; provided, that in connection with any such voluntary prepayment, the Borrowers shall prepay the Loan at the prepayment price set forth below:


                                                    % of Principal
Prepayment Date During the Period                     Being Paid
---------------------------------                   --------------

The Restatement Date through and including                5%
      January 21, 1998

January 22, 1998 through and including January 21,        4%
      1999

January 22, 1999 through and including January 21,        3%
      2000

January 22, 2000 through and including January 21,        2%
      2001

January 22, 2001 through and including January 21,        1%
      2002

January 22, 2002 through but not including the Maturity   0%
      Date

                  (B) Voluntary prepayments shall be credited against the Loan pursuant to the terms of Section 2.3(a)(iii). Amounts so prepaid may not be reborrowed. For purposes of this Section 2.3(a), amounts paid pursuant to Article 7 as a result of a Change in Control shall be deemed to be a voluntary prepayment at a prepayment price equal to 101% of the aggregate principal amount of the Loan being so prepaid.

                        (ii)  Mandatory Prepayments.

                  (A) Asset Sale. To the extent not (1) required by the Senior
            Credit Agreement to prepay the Senior Debt (or to provide cash collateral for Letters of Credit included in Senior Debt), or (2) voluntarily used by the Borrowers to prepay or repay the Senior Debt, or (3) in connection with a Qualified Sale, in each case within thirty (30) days after receipt by Holding, the Borrowers, or any of their respective Subsidiaries, as the case may be, of Cash Proceeds of any Asset Sales, Holding, the Borrowers and their respective Subsidiaries shall apply an amount equal to 100% of the Net Cash Proceeds that Holding, the Borrowers, or any of their respective Subsidiaries so receives to the prepayment of the Loan as provided in Section 2.3(a)(iii) below. Concurrently with the making of any prepayment pursuant to this subsection 2.3(a)(ii)(A), the Borrowers shall deliver to the Lender an Officer's Certificate demonstrating the derivation of Net Cash Proceeds from the gross sales price of any correlative Asset Sale.

                  (B) Casualty Events. Except to the extent that a Casualty
            Event results in Net Cash Proceeds (1) in an amount less than $100,000 individually or in the aggregate, or (2) which are deposited with Agent (in the event the Senior Debt is still outstanding), or with the Lender (in the event there is no Senior Debt outstanding) and which are subsequently applied toward replacement, restoration, rebuilding or repair of the damaged property within 180 days after the receipt of the proceeds for such Casualty Event, or (3) which are used by the Borrowers to prepay the Senior Debt (or to provide cash collateral for Letters of Credit included in Senior Debt), promptly (and in any event within five (5) Business Days) following the receipt by Holding, the Borrowers, or any of their respective Subsidiaries, as the case may be, of Cash Proceeds in respect of any Casualty Event, Holding, the Borrowers and their respective Subsidiaries shall apply an amount equal to 100% of the Net Cash Proceeds that Holding, the Borrowers, or any of their respective Subsidiaries so receives to the prepayment of the Loan as provided in Section 2.3(a)(iii) below. Concurrently with the making of any prepayment pursuant to this subsection 2.3(a)(ii)(B), the Borrowers shall deliver to Lender an Officer's Certificate demonstrating the derivation of Net Cash Proceeds of the Casualty Event.

                  (C) Equity Issuance. To the extent not required by the Senior
            Credit Agreement to prepay the Senior Debt (or to provide cash collateral for Letters of Credit included in Senior Debt), upon any issuance of Capital Stock of any of the Credit Parties in connection with an underwritten public offering thereof and the receipt by Holding, the Borrowers, or any of their respective Subsidiaries, as the case may be, of Cash Proceeds in respect of any such issuance, Holding, the Borrowers and their respective Subsidiaries shall apply an amount equal to 100% of the Net Cash Proceeds that Holding, the Borrowers, or any of their respective Subsidiaries so receives to the prepayment of the Loan as provided in Section 2.3(a)(iii) below.

                  (D) Notice. The Borrowers shall notify the Lender of any
            prepayment to be made pursuant to this Section 2.3(a)(ii) at least ten (10) Business Days prior to such prepayment date (unless shorter notice is satisfactory to the Lender).

                        (iii) Application of Prepayments. All prepayments (whether voluntary or mandatory) shall (A) include payment of accrued interest on the principal amount so prepaid, and (B) be applied to payment of interest before application to principal.

                  (b) Manner and Time of Payment. All payments by the Borrowers under the Note of principal, interest, premium and fees hereunder shall be made without defense, set off or counterclaim, and in same day funds and delivered to the Lender not later than 12:00 noon (New York time) on the date due at 399 Park Avenue, New York, New York for the account of the Lender; funds received by the Lender after that time shall be deemed to have been paid by the Borrowers on the next succeeding Business Day.

                  (c) Payments on Non-Business Days. Whenever any payment to be made hereunder or under the Note shall be stated to be due on a day which is not a Business Day, the payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or under the Note.

                  (d) Notation of Payment. The Lender agrees that before disposing of the Note held by it, or any part thereof (other than by granting participations therein), the Lender will make a notation thereon of all principal payments previously made thereon and of the date to which interest thereon has been paid and will notify the Borrowers of the name and address of the transferee of the Note; provided, that the failure to make (or any error in the making of) a notation of the Loan made under the Note or to notify the Borrowers of the name and address of a transferee shall not limit or otherwise affect the obligation of any Credit Party hereunder or under the Note with respect to the Loan and payments of principal or interest on the Note.

            SECTION 2.4 Use of Proceeds. No portion of the proceeds of the Loan shall be used by any Credit Party in any manner which might cause the borrowing or the application of such proceeds to violate Regulations G, T, U or X or any other regulation of the Board of Governors of the Federal Reserve System, or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

                         ARTICLE 3. CONDITIONS TO LOAN.

            SECTION 3.1 Conditions. This Agreement shall be effective upon the satisfaction or waiver of all of the following conditions:

                  (a) Organizational Documents. On or before the Restatement Date, the Lender shall have received the following items, each of which shall be in form and substance satisfactory to the Lender and, unless otherwise noted, dated the Restatement Date:

                        (i) Resolutions of each of the Credit Parties' respective Board of Directors and, if necessary, shareholders, approving and authorizing the execution, delivery and performance of this Agreement, the Note and any other documents, instruments and certificates required to be executed by such Credit Party in connection therewith and approving and authorizing the execution, delivery and payment of the Note, certified as of the Restatement Date by the Secretary or an Assistant Secretary of the relevant Credit Party as being in full force and effect without modification or amendment.

                        (ii) Signature and incumbency certificates of the officers of each of the Credit Parties executing this Agreement and the Note.

                        (iii) Executed copies of this Agreement and the Note.

                        (iv) Such other documents as the Lender may reasonably request.

                  (b) Proceedings Satisfactory. On or before the Restatement Date, all corporate and other proceedings taken or to be taken in connection with the Transactions and all documents incidental thereto not previously found acceptable by the Lender shall be reasonably satisfactory in form and substance to the Lender and the Lender shall have received all such counterpart originals or certified copies of such documents as the Lender may reasonably request.

                  (c) Representations and Warranties. Concurrently with the making of the Loan, each of the Credit Parties shall have delivered to the Lender an Officer's Certificate in form and substance satisfactory to the Lender to the effect that the representations and warranties in Article 4 hereof are true, correct and complete in all respects on and as of the Restatement Date to the same extent as though made on and as of such date.

                  (d) Performance of Agreements. Each of the Credit Parties shall have performed in all material respects all agreements which this Agreement provides shall be performed on or before the Restatement Date (except as otherwise consented to in writing by the Lender).

                  (e) Potential Event of Default; Event of Default. No event shall have occurred and be continuing or would result from the consummation of the Transactions which would constitute an Event of Default or Potential Event of Default.

                  (f) No Injunction, etc. No order, judgment or decree of any court, arbitrator or governmental authority shall enjoin or restrain the Lender from entering into this Agreement or consummating the Transactions.

                  (g) No Litigation, etc. There shall not be existing, or to the knowledge of any Credit Party threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting any Credit Party or any property of any Credit Party, which, in the opinion of the Lender, could reasonably be expected to have a Material Adverse Effect. No injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the Transactions.

                  (h) Fees and Expenses. The Lender shall have received payment in full for all expenses (including reasonable attorney's fees) incurred in connection with the negotiation and execution of this Agreement, the Note and the Subordination Agreement.

                  (i) Senior Credit Documents. The Lender shall have received certified copies of each of the Senior Credit Documents (including, without limitation, the Subordination Agreement), and all of such Senior Credit Documents (including, without limitation, the Subordination Agreement) shall be satisfactory, in form and substance, to the Lender. All of the conditions to the initial borrowing under the Senior Credit Agreement as in effect on the Restatement Date will have been satisfied or waived with the consent of the Lender.

                    ARTICLE 4. REPRESENTATIONS AND WARRANTIES

            In order to induce the Lender to amend and restate the Original Agreement and to enter into this Agreement, each of the Credit Parties represents and warrants to the Lender that:

            SECTION 4.1 Organization and Good Standing. Each Credit Party is a corporation, duly organized and existing in good standing under the laws of its jurisdiction of incorporation. Each Credit Party has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged and is duly qualified as a foreign corporation and is in good standing in all states in which it is doing business, except where failure to be so qualified will not have a Material Adverse Effect.

            SECTION 4.2 Authorization and Power. Each Credit Party, to the extent it is a party thereto, has the corporate power and requisite authority, and has taken all corporate action necessary, to execute, deliver and perform the Loan Documents.

            SECTION 4.3 No Conflicts or Consents. The execution, delivery and performance of the Loan Documents, the consummation of any of the transactions contemplated thereby (including, without limitation, the Auburn Acquisition, the Ireland Acquisition and the incurrence of the Senior Debt in connection therewith) (collectively, the "Transactions"), and compliance with the terms and provisions hereof or thereof will not contravene or conflict with any provision of law to which any Credit Party is subject or any material judgment, license, order or permit applicable to any Credit Party, or any material contract, lease, indenture, loan agreement, mortgage, deed of trust or other agreement or instrument to which any Credit Party is a party or by which any Credit Party may be bound, or to which any Credit Party may be subject, or violate any provision of the charters or by-laws of any Credit Party, which would in any case have a Material Adverse Effect. No consent, approval, authorization or order of any Tribunal or other Person is required in connection with the consummation of the Transactions, except for such required consents, approvals and authorizations which (a) have been obtained by the Credit Parties or permanently waived in writing, or (b) the failure to obtain would not have a Material Adverse Effect.

            SECTION 4.4 Enforceable Obligations. The Loan Documents have been duly executed and delivered by each Credit Party (to the extent such Credit Party is a party thereto) and are, or will be, the legal and binding obligations of each Credit Party (to the extent such Credit Party is a party thereto), enforceable in accordance with their respective terms, subject to applicable laws of bankruptcy, insolvency and similar laws affecting creditors' rights and the application of general rules at equity.

            SECTION 4.5 Title to Properties; Liens. Except for Permitted Liens and except as set forth on Schedule 4.5, all of the assets owned or leased by the Credit Parties and their Subsidiaries are free and clear of all Liens and other adverse claims of any nature, each Credit Party has good and indefeasible title to, or valid and subsisting interests in, all real property included in such assets and good title to, or valid and subsisting interests in, all personal property included in such assets, and there are no presently effective financing statements, deeds of trust, mortgages and similar documents or instruments of record in any jurisdiction covering any material tangible or intangible assets of the Credit Parties.

            SECTION 4.6 Financial Condition. Since December 31, 1996, there has occurred, through the Closing Date, no Material Adverse Effect.

            SECTION 4.7 No Default. No event has occurred and is continuing which constitutes a Potential Event of Default or an Event of Default.

            SECTION 4.8 Contractual Obligations. No Credit Party is in default under any Contractual Obligations to which it is a party or by which its property is bound, where such default could reasonably be expected to have a Material Adverse Effect.

            SECTION 4.9 No Litigation. There are no actions, suits or proceedings at law or in equity by or before any Tribunal now pending or, to any Credit Party's best knowledge, threatened against or affecting any Credit Party or its respective business, property or rights which could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

            SECTION 4.10 Use of Proceeds; Margin Stock. None of the proceeds of the Loan have been used to reduce or retire any Indebtedness which was originally incurred to purchase or to carry a Margin Stock, or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulations G, T, U or X. No Credit Party has taken or will take any action which might cause any of the Loan Documents to violate Regulations G, T, U or X, or any other regulations of the Board of Governors of the Federal Reserve System or to violate Section 8 of the Exchange Act or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect.

            SECTION 4.11 No Financing of Regulated Corporate Takeovers. No proceeds of the Loan have been used to acquire any security in any transaction which is subject to Section 13 or 14 of the Exchange Act, including particularly (but without limitation) Sections 13(d) and 14(d) thereof.

            SECTION 4.12 Compliance with Law. Each Credit Party is in compliance with all laws, except where failure to so comply will not have a Material Adverse Effect.

            SECTION 4.13 Capital Structure and Subsidiaries. (a) As of the Restatement Date, the authorized Capital Stock of Holding consists of (i) 750,000 shares of Class A Common Stock, par value $.01 per share, of which 638,155.1 shares are issued and outstanding, (ii) 250,000 shares of Class B Common Stock, par value $.01 per share, of which 139,165.30 shares are issued and outstanding and 28,929.6 shares are held in treasury, (iii) 2,500 shares of Class C Common Stock, par value $.01 per share of which 2,500 shares are issued and outstanding, (iv) 191,250 shares of Class D Common Stock, par value $.01 per share, of which no shares are issued and outstanding, and (v) 117,402.5 shares of Series A Preferred Stock, par value $.01 per share, of which 116,451.8 shares are issued and outstanding and 950.7 shares are held in treasury. The Company's authorized Capital Stock consists of 10 shares of Common Stock, par value $100 per share, of which 10 shares are issued and outstanding and held, beneficially and of record, by Holding. Auburn's authorized Capital Stock consists of 2,680 shares of Common Stock, par value $100.00 per share, all of which are issued and outstanding and held beneficially and of record by Holding after giving effect to the Auburn Acquisition. All outstanding shares of each class of such Capital Stock were duly authorized and validly issued, and are fully paid and nonassessable. Except for the obligation to issue Class D Common Stock pursuant to the Warrant or as set forth in Schedule 4.13(a) hereto, there are no outstanding securities, rights or other agreements of any nature that require any Credit Party or any of their Subsidiaries to issue any of their Capital Stock.

                  (b) Set forth on Schedule 4.13(b) hereto is a true and complete list of each Subsidiary of Holding or the Borrowers, setting forth each such Subsidiary's jurisdiction of incorporation and the ownership of its Capital Stock.

            SECTION 4.14 Licenses, Trademarks, etc. Except as otherwise set forth on Schedule 4.14 hereto, each Credit Party owns or holds valid licenses in all necessary trademarks, copyrights, patents, patent rights and licenses to conduct their respective businesses as operated on the date thereof. None of the Credit Parties has been charged or, to their best knowledge, threatened to be charged with any infringement of, nor, to their best knowledge, has any of them infringed on, any unexpired trademark, patent, patent registration, copyright, copyright registration or other proprietary right of any other Person.

            SECTION 4.15 Permits and Licenses. All permits, licenses and other governmental authorizations ("Permits") needed by each Credit Party to carry on their respective businesses have been obtained and are in full force and effect and have not been modified or amended, except for such Permits the failure of which to have would not have a Material Adverse Effect. None of the Credit Parties is in material breach of any such Permits except for breaches which, considered individually or in the aggregate, would not have a Material Adverse Effect.

            SECTION 4.16  ERISA.

                  (a) No Credit Party maintains or contributes to any Pension Plan or Multiemployer Plan other than those identified on Schedule 4.16 hereto.

                  (b) Each Credit Party is in compliance in all material respects with all applicable provisions of ERISA and the Code with respect to all Employee Benefit Plans. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter that it is so qualified and that each trust related to such Employee Benefit Plan is exempt from federal income tax under Section 501(a) of the Code. No material liability has been incurred by any Credit Party or any of their ERISA Affiliates which remains unsatisfied for any Taxes, penalties or other amount with respect to any Employee Benefit Plan or any Multiemployer Plan and, to the best knowledge of the Credit Parties, no such liability is expected to be incurred except to the extent any such liability could not be expected to have a Material Adverse Effect.

                  (c) No Credit Party has: (i) engaged in a nonexempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code; (ii) incurred any material liability to the PBGC which remains outstanding other than the payment of premiums and there are no such premium payments which are due and unpaid; (iii) failed to make a required contribution or payment to a Multiemployer Plan; or (iv) failed to make a required installment or other required payment under Section 412 of the Code.

                  (d) No ERISA Event has occurred or is reasonably expected to occur with respect to any Employee Benefit Plan or Multiemployer Plan maintained by any Credit Party the liability for which has not been paid in full.

                  (e) No material proceeding, claim, lawsuit and/or investigation is existing or, to any Credit Party's knowledge, threatened, concerning or involving any Employee Benefit Plan or Multiemployer Plan.

            SECTION 4.17 Investment Company Act. No Credit Party is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

            SECTION 4.18 Public Utility Holding Company Act. No Credit Party is a "holding company," or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            SECTION 4.19 Environmental and Safety Matters.

                  (a)   Except as set forth on Schedule 4.19 hereto:

                        (i) The Credit Parties have obtained all material permits, licenses and other authorizations which are required under Environmental and Safety Laws and applicable to the conduct of the Credit Parties' business (collectively, "Environmental Permits").

                        (ii) The Credit Parties have complied and are in compliance in all material respects with the terms and conditions of all such Environmental Permits and have complied and are in compliance in all material respects with all Environmental and Safety Laws.

                        (iii) With respect to the Credit Parties, no notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation is pending or, to the Credit Parties' best knowledge, threatened by any Person with respect to any alleged failure to obtain any material Environmental Permits or any material violation of any Environmental and Safety Laws, or with respect to the generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release or threatened Release, of any Hazardous Materials.

                        (iv) No property or facility now or previously owned or operated by the Credit Parties has been or is presently operated in a manner which requires permitting as a hazardous waste treatment, storage or disposal facility for purposes of RCRA or any analogous state law.

                        (v) None of the Credit Parties has transported or arranged for the transportation of any Hazardous Material to any location which is on the CERCLA National Priorities List (or proposed for such listing), the CERCLIS List or any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which could lead to claims against any of the Credit Parties under any Environmental and Safety Laws.

                        (vi) There has been no Release of Hazardous Materials into the environment at or from any property or facility now or previously owned or operated by any of the Credit Parties so as to give rise to any material present or future liability or obligation under any Environmental and Safety Laws.

                        (vii) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of the Credit Parties and no property or facility now or previously owned or operated by any of the Credit Parties is on the CERCLA National Priorities List (or proposed for such listing), the CERCLIS List or any similar state list.

                        (viii) No Liens have arisen under or pursuant to any Environmental and Safety Laws on any property or facility now owned by any of the Credit Parties, no governmental actions have been taken or are in process which could subject any such properties or facilities to such Liens, and none of the Credit Parties would be required to place any notice or restriction relating to the presence of Hazardous Materials in any deed to such property or facility.

                        (ix) None of the Credit Parties has, either expressly or by operation of law, assumed or undertaken any liability or corrective or remedial obligation of any other Person relating to Environmental and Safety Laws.

                        (x) Without limiting the generality of the foregoing, there are no other facts, events or conditions relating to the past or present operations, properties or facilities of any of the Credit Parties which would give rise to any liability or investigatory, corrective or remedial obligation under any Environmental and Safety Laws with respect to the Credit Parties.

                  (b) Any breach of a representation contained in Section 4.19(a) by any Credit Party shall not be deemed false or incorrect in any material respect or constitute an Event of Default under Article 7 unless the event or condition giving rise to such breach could reasonably be expected to result in liability to any Credit Party in excess of $250,000 or result in a Material Adverse Effect.

            SECTION 4.20 Financial Condition. The Credit Parties are not entering into the arrangements contemplated by this Agreement and the other Transaction Documents with actual intent to hinder, delay or defraud either present or future creditors. On and as of the Restatement Date on a pro forma basis after giving effect to the Transactions and to all debts incurred or to be created in connection herewith:

                  (a) the present fair salable value of the assets of each Credit Party (on a going concern basis) will exceed the probable liability of such Credit Party on its debts (including its contingent obligations);

                  (b) no Credit Party has incurred, nor does it intend to or believe that it will incur, debts (including Contingent Liabilities) beyond its ability to pay such debts as such debts mature (taking into account the timing and amounts of cash to be received from any source, and of amounts to be payable on or in respect of debts), and the amount of cash available to each such Credit Party after taking into account all other anticipated uses of funds is anticipated to be sufficient to pay all such amounts on or in respect of debts, when such amounts are required to be paid; and

                  (c) each Credit Party will have sufficient capital with which to conduct its present and proposed business and the property of such Credit Party does not constitute unreasonably small capital with which to conduct its present or proposed business.

            For purposes of this Section 4.20 "debt" means any liability on a
(i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such a right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

            SECTION 4.21 Senior Credit Documents. The Company has delivered to the Lender true and correct copies of the Senior Credit Documents as in effect on the Restatement Date.

            SECTION 4.22 Auburn Acquisition; Ireland Acquisition. The transactions contemplated by the Auburn Purchase Agreement and the Ireland Purchase Agreement have been consummated in accordance with the terms of the Auburn Purchase Agreement and the Ireland Purchase Agreement, respectively, and nothing has come to the Credit Parties' attention that would indicate that any of the representations and warranties contained in such agreement are not true and correct and none of the material terms thereof have been modified, amended or waived.

            SECTION 4.23 Subordinated Indebtedness. The Loan constitutes and will continue to constitute "Senior Debt" within the meaning of the Seller Note.

                        ARTICLE 5. AFFIRMATIVE COVENANTS.

            Each of the Credit Parties covenants and agrees that, until the Loan and the Note and all other amounts due under this Agreement have been paid in full, unless the Lender shall otherwise give prior written consent, the Credit Parties shall jointly and severally perform all covenants in this Article 5:

            SECTION 5.1 Financial Statements and Other Reports. Each of the Credit Parties will maintain, and cause each of their Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated financial statements in conformity with GAAP. The Credit Parties will deliver to the Lender:

                  (a) as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Credit Parties (except, after the Fiscal Years ending on December 31, 1997, within 105 days), a consolidated and consolidating balance sheet and income statement of

Holding and its Subsidiaries as of the end of such year, together with the related consolidated and consolidating income statements of operations, returned earnings and cash flow for such fiscal year, setting forth in comparative form the consolidated figures for the previous fiscal year, all in reasonable form and detail and audited by independent certified public accountants of recognized national standing acceptable to the Lender and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified in any manner, and accompanied by a certificate of such accountants conducting the annual audit stating that they have reviewed this Agreement and stating further whether, in the course of their audit, they have become aware of any Potential Event of Default or Event of Default and, if any such Potential Event of Default or Event of Default exists, specifying the nature and extent thereof;

                  (b) as soon as available and in any event within forty-five
(45) days after the close of each of the first three fiscal quarters of Holding,
(i) a consolidated and consolidating balance sheet and income statement of Holding and its Subsidiaries as of the end of such fiscal quarter, together with related consolidated and consolidating statements of operations and consolidated statements of retained earnings and cash flows for such fiscal quarter, in each case setting forth in comparative form consolidated and consolidating figures for (A) the corresponding periods of the preceding fiscal year and (B) management's proposed budget for such period, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Lender, and accompanied by a certificate of the Chief Financial Officer of Holding to the effect that such quarterly financial statements fairly present in all material respects the financial condition of Holding and its Subsidiaries and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end adjustments and (ii) a management discussion and analysis of operating results for such fiscal quarter;

                  (c) together with each delivery of financial statements of Holding and its Subsidiaries pursuant to clauses (a) and (b) above, (i) an Officers' Certificate of each such Credit Party stating that the signers have made or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of such Credit Party and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of the Officers' Certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action such Credit Party has taken, is taking and proposes to take with respect thereto; and (ii) an Officer's Certificate demonstrating in reasonable detail compliance (as determined in accordance with GAAP) on the date of such financial statements with the restrictions contained in Sections 6.16 through
6.19 hereof;

                  (d) prior to the end of each fiscal year, the Credit Parties shall deliver to the Lender an annual business plan and budget of Holding and its Subsidiaries on a consolidated basis containing among other things, pro forma financial projections for the next fiscal year;

                  (e) promptly after the occurrence of any Event of Default or Potential Event of Default, an Officer's Certificate of the Borrowers setting forth the details thereof and the action which the Borrowers are taking or propose to take with respect thereto;

                  (f) promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available by the Credit Parties to their security holders, all registration statements (other than the exhibits thereto) and annual, quarterly or other reports, if any, filed by any Credit Party with the Securities and Exchange Commission and all press releases by any Credit Party concerning material developments in the business of such Credit Party;

                  (g) promptly, upon any officer of a Credit Party obtaining knowledge thereof, notice of all litigation or proceedings commenced or threatened affecting any Credit Party in which there is a reasonable possibility of an adverse decision and (x) which involves liability which could reasonably be expected to have a Material Adverse Effect (in the aggregate), or (y) in which injunctive or similar relief is sought which if obtained could reasonably be expected to have a Material Adverse Effect;

                  (h) promptly following the end of each fiscal year of each Credit Party, a report summarizing proceedings known to any officer of such Credit Party commenced, threatened, affecting any Credit Party in which there is a reasonable possibility of an adverse decision which could reasonably be expected to have a Material Adverse Effect;

                  (i) promptly upon receipt thereof, copies of all final reports or letters submitted to any Credit Party by its independent certified public accountants in connection with each annual, interim or special audit of the financial statements of any Credit Party made by such accountants, including, without limitation, any management report, and the Borrowers agree to obtain such a report in connection with each of its annual audits;

                  (j) promptly after the availability thereof, copies of all material amendments to the charter or by-laws of any Credit Party;

                  (k) promptly after receiving oral or written notice thereof, notice (along with all material documentation) of any of the following, to the extent it could give rise to material liabilities, losses, costs or expenses:
(1) any violation by any Credit Party of any Environmental and Safety Laws; (2) any Environmental Claim against any Credit Party; (3) imposition of any Lien under Environmental and Safety Laws with respect to any property or facility of any Credit Party; or (4) any past or current Release or threatened Release of any Hazardous Material at or from any property or facility of any Credit Party; and

                  (l) with reasonable promptness, such other information and data with respect to any Credit Party as from time to time may be reasonably requested by the Lender.

            SECTION 5.2 Corporate Existence, Etc. Except as otherwise expressly permitted herein, each of the Credit Parties and each Subsidiary thereof will at all times preserve and keep in full force and effect its corporate existence and rights and franchises material to its business.

            SECTION 5.3 Payment of Taxes; Tax Consolidation.

                  (a) Each of the Credit Parties and any consolidated group of which any Credit Party is a member will, and will cause each of their respective Subsidiaries to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or property before any material penalty accrues thereon, prior to the time when any material penalty or fine shall be incurred with respect thereto; provided, that no such Taxes need be paid with respect to any Contested Claim.

                  (b) None of the Credit Parties will, or will permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person other than the Credit Parties, or any of their Subsidiaries or such other Person as may be reasonably acceptable to the Lender.

            SECTION 5.4 Maintenance of Properties; Insurance. Except as permitted by Section 6.6, each Credit Party will maintain or cause to be maintained in the ordinary course of business, consistent with past custom and practice and with those of other Persons in the same or similar businesses similarly situated, all material properties used or useful in the business of the Credit Parties, ordinary wear and tear excepted, and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. Each Credit Party will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried or maintained under similar circumstances by such other corporations.

            SECTION 5.5 Inspection. Each Credit Party shall permit any authorized representatives designated by the Lender (at such representative's expense) to visit and inspect any of the properties of any Credit Party, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested.

            SECTION 5.6 No Further Negative Pledges. Except (i) as otherwise expressly permitted by this Agreement or the Senior Credit Agreement, and (ii) with respect to specific property encumbered to secure payment of particular Indebtedness expressly permitted to be incurred by Section 6.1, the Credit Parties and their respective Subsidiaries shall not enter into any agreement prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

            SECTION 5.7 Compliance with Laws, Etc. Each Credit Party shall exercise all due diligence in order to comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which might have a Material Adverse Effect.

            SECTION 5.8 Maintenance of Accurate Records, Etc. Each Credit Party shall keep, and will cause each of its Subsidiaries to keep, true books and records and accounts in which full and correct entries will be made of all its respective business transactions, and will reflect, and cause each of its Subsidiaries to reflect, in its respective financial statements adequate accruals and appropriations to reserves.

            SECTION 5.9 Lender Meeting. Each Credit Party will participate in a meeting with the Lender once during each fiscal year to be held at a location and a time selected by each Credit Party and reasonably acceptable to the Lender.

            SECTION 5.10 ERISA Compliance. Each of the Credit Parties and their ERISA Affiliates will make prompt payment of all contributions which it is obligated to make under all Pension Plans and Multiemployer Plans and which are required to meet the minimum funding standard set forth in ERISA with respect to each of the Pension Plans.

            SECTION 5.11 Environmental Matters. The Credit Parties shall (i) comply in all material respects with Environmental and Safety Laws; (ii) respond promptly and diligently to any Environmental Claims or any other matters which could give rise to material liabilities or material investigatory, corrective or remedial obligations under Environmental and Safety Laws; and (iii) upon the Lender's belief (in the Lender's sole but reasonable discretion), communicated to the Borrowers in writing, that any of the Credit Parties has breached any representation or warranty, covenant or other provision herein relating to Environmental and Safety Laws, provide documentation reasonably satisfactory in form and substance to the Lender that it has complied and is in compliance with all Environmental and Safety Laws and that there are no facts or conditions relating to its operations or facilities that could reasonably be expected to give rise to liabilities or investigatory, corrective or remedial obligations under Environmental and Safety Laws.

                   ARTICLE 6. NEGATIVE AND FINANCIAL COVENANTS

            Each of the Credit Parties covenants and agrees that until the Loan and the Note and all amounts due under this Agreement at the time of such termination or payment have been paid in full, unless the Lender shall otherwise give prior written consent, each of the Credit Parties will perform all covenants in this Article 6:

            SECTION 6.1 Indebtedness. Each of the Credit Parties shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly create, incur, assume, extend the maturity of, or otherwise become directly or indirectly liable with respect to, any Indebtedness other than(i) Indebtedness under the Loan Documents, (ii) Senior Debt, (iii) other Indebtedness permitted by the Senior Credit Agreement as in effect on the Restatement Date and (iv) the Seller Note.

            SECTION 6.2 Transactions with Shareholders and Affiliates. The Credit Parties shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of any Credit Party (other than the Lender) or any officer, director or employee of any Credit Party (other than an officer of the Lender), except for (i) transactions in the ordinary course of and pursuant to the reasonable requirements of such Credit Party's business and upon fair and reasonable terms and which are no less favorable to such Credit Party than it would obtain in a comparable arm's-length transaction with an unaffiliated Person (provided that the Lender shall receive full written disclosure of any of the foregoing transactions which involve payments to any Affiliate (other than the Lender) or officer, director or employee of any Credit Party of greater than $100,000); (ii) transactions expressly permitted under
Section 6.3; and (iii) transactions contemplated by the Warrant Agreement, the Stockholders Agreement and the Registration Rights Agreement.

            SECTION 6.3 Restricted Junior Payments. The Credit Parties shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum of any Restricted Junior Payment, except that:

                  (a) Subsidiaries of the Borrowers may make Restricted Junior Payments to its parents;

                  (b) The Borrowers may make Restricted Junior Payments to Holding (i) to the extent necessary to permit Holding to, and Holding may, pay cash interest on the Seller Note, but only to the extent Holding is permitted to make such payment under the Senior Credit Agreement as in effect on the Restatement Date, (ii) to pay off Indebtedness incurred to acquire Auburn, (iii) for administrative expenses not to exceed $500,000 per fiscal year and (iv) to allow for the payment of Taxes;

                  (c) Holding may make Restricted Junior Payments to repurchase its Capital Stock to the extent it constitutes a Permitted Investment;

                  (d) Holding may redeem Warrant Shares (as defined in the Warrant) or other securities sufficient to pay the Aggregate Exercise Price (as defined in the Warrant) pursuant to the terms of the Warrant;

                  (e) Holding may make Restricted Junior Payments consisting of dividend payments on the Preferred Stock in an amount not exceeding in any Fiscal Year the lesser of (i) $500,000 and (ii) the amount, if any, by which Excess Cash Flow (as defined in the Senior Credit Agreement as in effect on the date hereof) for the immediately preceding Fiscal Year exceeded the sum of (x) the prepayment required under subsection 3.3(b)(ii) of the Senior Credit Agreement (as in effect on the date hereof) in respect of such immediately preceding Fiscal Year plus (y) the amount of interest accrued (or deemed, pursuant to the terms of the Seller Note, to have accrued) on the Seller Note in the immediately preceding Fiscal Year, to the extent required to be paid in cash in such Fiscal Year (that is the Fiscal Year in which such Restricted Junior Payment is being made), (and Borrower may pay dividends to Holding to be use for such purpose), so long as (1) no Event of Default or Potential Event of Default is continuing or would arise as a result of such Restricted Junior Payment and
(2) such Restricted Junior Payment may be made under the terms of the Senior Credit Agreement; and

                  (f) Holdings may offset any portion of the Seller Note with any payments to be received from the Seller pursuant to the purchase price adjustment provisions of the Purchase Agreement; provided, that such offset is equal to or greater than the amount of such payments and does not involve any cash payment to the Seller.

            SECTION 6.4 Liens. Except as set forth in Schedule 4.5 and except for Permitted Liens, each of the Credit Parties shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien upon or with respect to any of its properties or assets, whether now owned or hereafter acquired, or on any income or profits therefrom, or assign or otherwise convey any right to receive income to secure any Indebtedness.

            SECTION 6.5 Mergers. Each of the Credit Parties shall not, and shall not permit any of its Subsidiaries to, consolidate or merge with, or sell, assign, transfer or lease all or substantially all of its assets in a single transaction or a series of related transactions to, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or acquire by purchase or otherwise all or substantially all of the business, property or fixed assets or stock of, any Person; provided, that a Credit Party or a Subsidiary of a Credit Party may merge or consolidate with or into another Person if the following conditions are satisfied:

                  (a) the Lender is given prior written notice of such action;

                  (b) if the merger or consolidation involves a Credit Party, the Person formed by such consolidation or into which a Credit Party is merged shall either (i) be such Credit Party or (ii) be a Domestic Subsidiary and expressly assume in writing all of the obligations of such Credit Party under the Loan Documents; provided, that if the transaction is between Holding or a Borrower and another Person, Holding or such Borrower must be the surviving entity;

                  (c) the Credit Parties execute and deliver such documents, instruments and certificates as the Lender may reasonably request;

                  (d) immediately after giving effect to such transaction, no Potential Event of Default or Event of Default shall have occurred and be continuing; and

                  (e) the Borrowers deliver to the Lender Agent an Officer's Certificate demonstrating compliance with clause (b) above.

            SECTION 6.6 Limitation on Sale of Less Than Substantially All Assets. Except as permitted by the Senior Credit Agreement as in effect on the Restatement Date, each of the Credit Parties shall not, and shall not permit any of its Subsidiaries to, make any Asset Sale, unless (a) such Credit Party receives consideration (including as a result of a "trade-in" or a "trade-up") at the time of and for such Asset Sale at least equal to the fair value (which, if greater than $100,000 shall be as determined in good faith by such Credit Party's Board of Directors, including a valuation by such Credit Party's Board of Directors of all non-cash consideration) of the assets disposed of in such Asset Sale as of the date of such Asset Sale, (b) the Borrowers comply with
Section 2.3(a)(ii) or such sale is a Qualified Sale, (c) no Event of Default or Potential Event of Default shall result from such Asset Sale and (d) after giving effect to such Asset Sale (including any repayment of Indebtedness in connection therewith), the Credit Parties are in compliance on a pro forma basis with the covenants set forth in Sections 6.16 through 6.19 recomputed for the most recently available quarter end for which information is available and is in compliance with all other terms and conditions contained in this Agreement. Notwithstanding any of the foregoing, except as required under the Senior Credit Documents as in effect on the Restatement Date, the Borrowers will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, convey, assign or otherwise transfer any property or assets of the Borrowers or any of their respective Subsidiaries to Holding whether now owned or hereafter acquired, except as permitted by Section 6.3.

            SECTION 6.7 Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries. Except as permitted by the Senior Credit Documents as in effect on the Restatement Date and as set forth in Section 6.6, the Borrowers will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any of its Subsidiaries to (a) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits owned by, or pay any Indebtedness owed to, the Borrowers or any of their respective Subsidiaries,
(b) pay any Indebtedness owed to the Borrowers or any of their respective Subsidiaries, (c) make loans or advances to the Borrowers or any of their respective Subsidiaries or (d) transfer any of its properties or assets to the Borrowers or any of their Subsidiaries.

            SECTION 6.8 Investments. No Credit Party will make or acquire, nor suffer or permit any of its direct or indirect Subsidiaries to make or acquire, any Investment in any Person other than Permitted Investments or Investments existing on the Restatement Date and listed on Schedule 6.8 hereto.

            SECTION 6.9 Restrictions on Additional Subordinated Indebtedness; Amendments to Preferred Stock and Seller Notes. Each Credit Party covenants that it will not, and will not permit any of its Subsidiaries to, create or suffer to exist any Indebtedness which (i) provides that it is subordinate in right of payment to the Senior Debt and (ii) is senior in right of payment to or pari passu with the Loan. Holding shall not amend the terms of the Preferred Stock or the Seller Notes if the effect thereof is to increase the obligations of Holding thereunder or add additional restrictions on Holding or alter the subordination provisions set forth therein.

            SECTION 6.10 No Amendment of Organizational Documents. Each Credit Party covenants that it will not, and will not permit any of its Subsidiaries to, permit any amendment to or modification of the charter or by-laws of any of such respective corporations which would materially and adversely affect the interests of the Lender.

            SECTION 6.11 Conduct of Business. No Credit Party will, nor will it permit its Subsidiaries to, alter the character of its business from that conducted as of the Restatement Date or engage in any business other than the business conducted as of the Restatement Date and activities which are substantially similar or related thereto or logical extensions thereof or immaterial businesses which are acquired as part of a Permitted Acquisition.

            SECTION 6.12 No Creation of New Subsidiaries. The Credit Parties will not create, or permit any of their respective Subsidiaries to create, any new Subsidiaries.

            SECTION 6.13 Compliance with ERISA. Without the prior written consent of the Lender, establish any new Employee Benefit Plan or amend any existing Employee Benefit Plan if the liability or increased liability resulting from such establishment or amendment is material, or fail to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the Code and all other applicable laws and the regulations and interpretations thereof.

            SECTION 6.14 Material License Agreements. The Credit Parties will
(a) comply with the material terms of any Material License Agreement, (b) keep each Material License Agreement in full force and effect during the term of such Material License Agreement unless such Material License Agreement has been replaced by a license agreement that the Borrowers reasonably believe will provide revenues and profitability to the Credit Parties at least equal to that of the Material License Agreement to be terminated and (c) not make any modification or amendment to any Material License Agreement that would materially affect the rights of the Lender under the Loan Documents.

            SECTION 6.15 Amendments with Respect to Senior Debt. No Credit Party shall, nor shall it permit any of its Subsidiaries to, amend, modify or restate the terms of Senior Debt if such amendment, modification or restatement would
(i) increase the amount of Senior Debt (except as permitted by the definition of "Senior Debt" set forth herein), (ii) increase the margin over the Base Rate (as defined in the Senior Credit Agreement as in effect on the Restatement Date) or the Eurodollar Rate (as defined in the Senior Credit Agreement as in effect on the Restatement Date) by more than 200 basis points (it being understood that the imposition of a default rate of interest in accordance with subsection 3.1 of the Senior Credit Agreement as in effect on the Restatement Date shall not be subject to the restrictions contained in this clause (ii)), (iii) extend the final maturity of the Senior Debt beyond the date one year following the "Maturity Date" (as such term is defined in the Senior Credit Agreement as in effect on the Restatement Date) or (iv) change the average weighted-life to maturity of the Senior Term Loans by more than one year from that in effect on the Restatement Date (calculated as if such amendment was entered into on the date hereof and taking into account all previous amendments).

            SECTION 6.16 Leverage Ratio. The Leverage Ratio shall be less than or equal to the ratios set forth below as of the last day of each fiscal quarter within the period set forth below:

                  (i) From the Restatement Date to December 30, 1998, 3.575 to 1.0;

                  (ii)  From December 31, 1998 to December 30, 1999, 3.30 to
                        1.0;

                  (iii) From December 31, 1998 to December 30, 2000, 3.025 to
                        1.0; and

                  (iv)  From December 31, 2000 and thereafter, 2.75 to 1.0.

            SECTION 6.17 Capitalization Ratio. The Capitalization Ratio shall be less than or equal to the ratios set forth below as of the last day of each fiscal quarter within the period set forth below:

                  (i) From the Restatement Date to December 30, 1998, .9350 to 1.0;

                  (ii)  From December 31, 1998 to December 30, 1999, .825 to
                        1.0;

                  (iii) From December 31, 1999 to December 30, 2000, .715 to
                        1.0; and

                  (iv)  From December 1, 2000 and thereafter, .66 to 1.

            SECTION 6.18 Fixed Charge Ratio. The Fixed Charge Ratio, for the twelve month period ending on the last day of each fiscal quarter of Holding, shall be greater than or equal to 1.08 to 1.0.

                          ARTICLE 7. EVENTS OF DEFAULT

            If any of the following conditions or events ("Events of Default") shall occur and be continuing:

            SECTION 7.1 Failure To Make Payments When Due. (a) Failure to pay any installment of principal of the Loan when due, whether at stated maturity, by acceleration, by notice of prepayment, by operation of Section 2.3 or otherwise (whether or not such payment is prohibited by the terms of the Subordination Agreement); or (b) failure to pay any interest on any Loan or any other amount due under this Agreement (whether or not such payment is prohibited by the terms of the Subordination Agreement) and such default continues for a period of five (5) Business Days; or

            SECTION 7.2 Default in and Acceleration of Other Agreements. (a) Failure of any Credit Party to pay when due any principal of or interest on any Funded Debt in excess of $500,000 in principal outstanding and the expiration of any applicable grace periods or (b) any breach or default by any Credit Party under any evidences of any Funded Debt in excess of $500,000; provided, that as a result of any such failure to pay under clause (a) above, or any such breach or default under clause (b) above, the Funded Debt thereunder shall have become due and payable prior to its stated maturity; or

            SECTION 7.3 Breach of Certain Covenants and Agreements. Failure of any Credit Party to perform or comply with (a) any term or condition contained in Section 2.3(a) or 5.1 (a), (b), (c), (d), or (e), 5.6, or Article 6, or (b) any other term contained in this Agreement or the other Loan Documents and, in the case of clause (b), such failure shall not have been remedied or waived within thirty (30) days after receipt of written notice from the Lender of such default (other than any occurrence described in the other provisions of this Article 7 for which a different grace or cure period is specified or which constitutes an immediate Event of Default); or

            SECTION 7.4 Breach of Warranty. Any representation or warranty made by any Credit Party in any Loan Document or in any statement or certificate at any time given by such Credit Party in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of when made; or

            SECTION 7.5 Involuntary Bankruptcy; Appointment of Receiver, Etc.
(a) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of any Credit Party in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted and remain unstayed under any applicable federal or state law; or (b) an involuntary case is commenced against any Credit Party under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Credit Party or over all or a substantial part of any of their respective properties, shall have been entered; or an interim receiver, trustee or other custodian of any Credit Party for all or a substantial part of their respective properties is involuntarily appointed; or a warrant of attachment, execution or similar process is issued against any substantial part of the property of any Credit Party, and the continuance of any such events in this clause (b) for sixty (60) days unless dismissed, bonded, stayed, vacated or discharged; or

            SECTION 7.6 Voluntary Bankruptcy; Appointment of Receiver, Etc. Any Credit Party shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; the making by any Credit Party of any assignment for the benefit of creditors; or the Board of Directors of any Credit Party (or any committee thereof) adopts any resolution or otherwise authorizes action to approve any of the foregoing; or

            SECTION 7.7 Judgments and Attachments. Any money judgment, writ or warrant of attachment, or similar process (other than such judgment, writ, warrant or attachment or similar process described in Section 7.5(b)) involving together with any other one or more money judgments, writs or warrants of attachment or similar process, an aggregate an amount in excess of $1,000,000 (to the extent not paid or covered by insurance) shall be entered or filed against any Credit Party or any of its assets and shall remain undischarged, unvacated, unbonded or unstayed for a period ending on the first to occur of (i) the last day on which such judgment, order or decree becomes final and unappealable or (ii) sixty (60) days; or

            SECTION 7.8 Other Agreements. Any material provision of this Agreement or any other Loan Document shall cease to be a valid and binding obligation against any Credit Party except in accordance with its terms or any Credit Party shall so state in writing; or

            SECTION 7.9 Change in Control.  A Change in Control shall occur;

            THEN, subject to the terms of Article 8, (i) upon the occurrence of any Event of Default described in the foregoing Section 7.5 or 7.6, the unpaid principal amount of and accrued interest on the Loan shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Credit Parties, and the obligations of the Lender hereunder shall thereupon terminate and (ii) upon the occurrence and during the continuance of any other Event of Default, the Lender may, by written notice to the Credit Parties, declare the Loan to be, and the same shall forthwith become, due and payable, as specified below, together with accrued interest thereon, and if such Event of Default results from a failure to comply with Section 2.3(a), together with the prepayment premium applicable thereto, if any.

                            ARTICLE 8. SUBORDINATION

            The Obligations of the Credit Parties hereunder and under the Notes are subject to the subordination and other provision set out in the Subordination Agreement.

                              ARTICLE 9. GUARANTEE

            SECTION 9.1 Guarantee. In order to induce the Lender to enter into this Agreement and to extend credit hereunder in recognition of the direct benefits to be received by the Guarantors from the making of the Loan, each Guarantor hereby agrees with Lender as follows:

            Each Guarantor hereby unconditionally guarantees, as primary obligor and on a joint and several basis, to the Lender and its successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of, and interest on the Loan and all other Obligations of the Borrowers. Each Guarantor further agrees that if the Borrowers shall fail to pay any of their respective Obligations in full when due (whether at stated maturity, by acceleration or otherwise), each Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Borrowers' Obligations, the same will be promptly paid in full in cash when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

            SECTION 9.2 Obligations Unconditional. The obligations of the Guarantors under this Article 9 are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of this Agreement, the Notes, any Loan Document, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Borrowers' Obligations, and to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this
Section 9.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder, which shall remain absolute and unconditional as provided above:

                  (i) at any time or from time to time, without notice to Holding, the time for any performance of or compliance with any of the Borrowers' Obligations shall be extended, or such performance or compliance shall be waived;

                  (ii) any of the acts mentioned in any of the provisions of this Agreement, the Notes or any Loan Document or any other agreement or instrument referred to herein or therein shall be done or omitted;

                  (iii) the maturity of any of the Borrowers' Obligations shall be accelerated, or any such Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement, the Notes, any Loan Document or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any such

      Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

                  (iv) any Lien granted to, or in favor of the Lender as security or any of the Borrowers' Obligations shall fail to be perfected.

Each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Lender exhaust any right, power or remedy or proceed against the Borrowers under this Agreement, the Notes, any Loan Document or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Borrowers' Obligations.

            SECTION 9.3 Reinstatement. The obligations of the Guarantors under this Article 9 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrowers in respect of the Borrowers' Obligations is rescinded or must be otherwise restored by any holder of any such Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees, on a joint and several basis, that it will indemnify the Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

            SECTION 9.4 Subrogation. Each Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Bankruptcy
Code) or otherwise by reason of any payment or performance by it pursuant to the provisions of this Article 9.

            SECTION 9.5 Remedies. Each Guarantor agrees that, as between such Guarantor and the Lender, the Obligations of the Borrowers and the Notes may be declared to be forthwith due and payable as provided in Article 7 of this Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in such Article 7) for purposes of Section 9.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such Obligations being deemed to have become automatically due and payable), in which case such Obligations (whether or not due and payable by the Borrowers) shall forthwith become due and payable by the Guarantor for purposes of Section 9.1.

            SECTION 9.6 Continuing Guarantee. The guarantee in this Article 9 is a continuing guarantee, and shall apply to all of the Borrowers' Obligations whenever arising.

                            ARTICLE 10. MISCELLANEOUS

            SECTION 10.1 Participations in Loan and Note.

                  (a) The Lender shall have the right at any time, to sell, assign, transfer or negotiate all or any part of the Loan or Note to one or more Persons. In the case of any sale, assignment, transfer or negotiation of all or part of the Loan or Note authorized under this Section 10.1(a), the assignee, transferee or recipient shall have, to the extent of such sale, assignment, transfer or negotiation, the same rights, benefits and obligations as it would if it were a Lender with respect to the Loan or Note, including, without limitation, the right to approve or disapprove actions which, in accordance with the terms hereof, require the approval of the Lender. The Borrowers shall maintain a register on which it will record the name and address of each Lender, the Loan or Notes held by each Lender and each repayment in respect of the principal amount of such Loan or Notes (the "Note Register"). Failure to make any such recordation, or any error in such recordation, shall not affect the Borrowers' Obligations in respect of such Loan or Notes. With respect to the Lender and any successor in interest thereto, (a) the transfer of any such Person's interest in the Loan or Notes and the rights to the principal of, and interest on, and premium (if any) on any such Loan or Note shall not be effective until such transfer is recorded on the Note Register and prior to such recordation all amounts owing to the transferor with respect to such Loan or Notes shall remain so owing, and (b) the Borrowers shall immediately record all such transfers when notified thereof by the transferor and such transfer shall be made only through either (x) the surrender of the Note and the reissuance of the Note by the Borrowers to the new Lender or the issuance by the Borrowers of a new Note to the new Lender or (y) recordation of such transfer on the Note Register.

                  (b) The Lender may grant Participations in all or any part of the Loan or Note to one or more Persons.

                  (c) In connection with any sales, assignments or transfers of any Loan or Note referred to in Section 10.1(a), the Lender shall give notice to the Credit Party of such Loan or Note of the identity of such parties and the Credit Parties shall be entitled to treat such parties as Lender for all purposes hereunder. The Lender shall obtain agreements from the purchasers, assignees and transferees, as the case may be, that all information given to such parties will be held in strict confidence subject to customary exceptions.

                  (d) In the event of an assignment by the Lender, or any subsequent assignment, the term "Lender" herein shall be deemed to refer to each such Lender, the term "Note" shall be deemed to refer to each "Note", and any action requiring the consent of the Lender shall, except as otherwise provided in Section 10.5, be deemed to require the consent of Lenders holding in excess of 50% of the outstanding principal amount of the Note.

            SECTION 10.2 Expenses. Whether or not the transactions contemplated hereby shall be consummated, the Credit Parties jointly and severally agree to promptly pay (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents and all the costs of furnishing all opinions by counsel for the Credit Parties (including, without limitation, any opinions requested by the Lender as to any legal matters arising hereunder), and of the Credit Parties' performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with, (ii) the reasonable fees, expenses and disbursements of counsel to the Lender in connection with the negotiation, preparation, execution and administration of the Loan Documents, and the Loan hereunder, and any amendments and waivers hereto or thereto, and (iii) after the occurrence of an Event of Default, all costs and expenses (including reasonable attorneys' fees) incurred by the Lender in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the Note by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a workout, or of any insolvency or bankruptcy proceedings.

            SECTION 10.3 Indemnity. In addition to the payment of expenses pursuant to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each of the Credit Parties (each, an "Indemnitor") agrees to indemnify, pay and hold the Lender and any holder of any Note, and the officers, directors, employees, agents, and Affiliates of the Lender and such holders (collectively called the "Indemnitees") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of one counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto), which may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement, the other Loan Documents, the Lender's agreement to make the Loan or the use or intended use of the proceeds of the Loan hereunder including without limitation any Environmental Claim or any other liability or investigatory, corrective or remedial obligation arising pursuant to CERCLA or any other Environmental and Safety Laws (the "Indemnified Liabilities"); provided, that the Indemnitor shall not have any obligation to an Indemnitee hereunder with respect to an Indemnified Liability to the extent that such Indemnified Liability arises from the gross negligence or willful misconduct of that Indemnitee. Each Indemnitee shall give the Indemnitor prompt written notice of any claim that might give rise to Indemnified Liabilities setting forth a description of those elements of such claim of which such Indemnitee has knowledge; provided, that any failure to give such notice shall not affect the obligations of the Indemnitor unless (and then solely to the extent) the Indemnitor is prejudiced. The Indemnitor shall have the right at any time during which such claim is pending to select counsel to defend and control the defense thereof and settle any claims for which it is responsible for indemnification hereunder (provided that no Indemnitor will settle any such claim without (i) the appropriate Indemnitee's prior written consent which consent shall not be unreasonably withheld or (ii) obtaining an unconditional release of the appropriate Indemnitee from all claims arising out of or in any way relating to the circumstances involving such claim) so long as in any such event, the Indemnitor shall have stated in a writing delivered to the Indemnitee that, as between the Indemnitor and the Indemnitee, the Indemnitor is responsible to the Indemnitee with respect to such claim to the extent subject to the limitations set forth herein; provided, that the Indemnitor shall not be entitled to control the defense of any claim in the event that in the reasonable opinion of counsel for the Indemnitee there are one or more material defenses available to the Indemnitee which are not available to the Indemnitor; provided, further, that with respect to any claim as to which the Indemnitee is controlling the defense, the Indemnitor will not be liable to any Indemnitee for any settlement of any claim pursuant to this Section 10.3 that is effected without its prior written consent. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Credit Party jointly and severally covenants (subject only to any maximums imposed on any of them under applicable law), to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

            SECTION 10.4 Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default with respect to the Loan, subject to the terms of the Subordination Agreement, the Lender and each subsequent holder of the Note is hereby authorized by the Credit Parties at any time or from time to time, without notice to the Credit Parties or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured but not including trust accounts) and any other Indebtedness at any time held or owing by the Lender or that subsequent holder to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of the Credit Parties (or any of them) to the Lender or that subsequent holder under this Agreement and the Notes, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement or any Note, irrespective of whether or not (a) the Lender or that subsequent holder shall have made any demand hereunder or (b) the Lender or that subsequent holder shall have declared the principal or the interest on the Loan and Note, and other amounts due hereunder to be due and payable as permitted by Article 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

            SECTION 10.5 Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Agreement or any Note, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of the Lender and each Credit Party and an opinion of counsel of the Borrowers to the effect that such amendment, modification, termination, or waiver does not violate the Senior Credit Agreement; provided, that no amendment, modification, waiver or consent shall, unless in writing and signed by the holder(s) of a two-thirds in aggregate outstanding principal amount of the Notes, do any of the following: (a) increase or subject the Lender to any additional obligations; (b) reduce the principal of, or interest on any Note or any fees, premiums or other amounts payable hereunder; (c) postpone any date fixed for any payment of principal of, or premium or interest on, any Note or any fees or other amounts payable hereunder; or (d) amend this Section 10.5. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each holder of the Note at the time outstanding and each future holder of the Note.

            SECTION 10.6 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

            SECTION 10.7 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, sent via a nationally recognized overnight courier, or via facsimile. Such notices, demands and other communications will be sent to the address indicated below:

            To Any Credit Party:

                  Gerber Childrenswear, Inc.
                  531 Main Street
                  Greenville, SC 29602
                  Attention: President
                  Telecopy No.: (803) 240-5977

                  With copies to:

                  Citicorp Venture Capital, Ltd.
                  399 Park Avenue, 14th Floor
                  New York, NY  10043
                  Attention: Richard Cashin
                             John Weber
                  Telecopy No.: (212) 888-2940

                  and

                  Kirkland & Ellis
                  153 East 53rd Street
                  New York, NY 10022-4675
                  Attention: Kirk A. Radke, Esq.
                  Telecopy No.: (212) 446-4900

            To the Lender:

                 c/o Citicorp Capital Investors, Ltd.
                 399 Park Avenue, 14th Floor
                 New York, NY  10043
                 Attention: Byron Knief
                 Telecopy No.: (212) 888-2940

                 With a copy to:

                 Kirkland & Ellis
                 153 East 53rd Street
                 New York, NY 10022-4675
                 Attention: Eunu Chun, Esq.
                 Telecopy No.: (212) 446-4900

or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party; provided, that the failure to deliver copies of notices as indicated above shall not affect the validity of any notice. Any such communication shall be deemed to have been received (i) when delivered, if personally delivered, or sent by nationally-recognized overnight courier or sent via facsimile or (ii) on the third Business Day following the date on which the piece of mail containing such communication is posted if sent by certified or registered mail.

            SECTION 10.8 Survival of Warranties and Certain Agreements. (a) All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loan hereunder and the execution and delivery of the Note and shall continue (but, with respect to representations and warranties, such representations and warranties are made only as of the date when made pursuant to Section 4) until repayment of the Note and the Obligations in full; provided, that if all or any part of such payment is set aside, the representations and warranties in the Loan Documents shall continue as if no such payment had been made.

                  (b) Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Borrowers set forth in Sections 10.2 and 10.3 shall survive the payment of the Loans and the Notes and the termination of this Agreement.

            SECTION 10.9 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any Lender or any holder of any Note in the exercise of any power, right or privilege hereunder or under the Note shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement or the Note are cumulative to and not exclusive of, any rights or remedies otherwise available.

            SECTION 10.10 Severability. In case any provision in or obligation under this Agreement or any Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

            SECTION 10.11 Heading. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

            SECTION 10.12 Applicable Law. THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

            SECTION 10.13 Successors and Assigns; Subsequent Holders of Notes. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Lender. The terms and provisions of this Agreement and all other certificates delivered pursuant to Section 3 shall inure to the benefit of any assignee or transferee of a Note pursuant to Section 10.1(a), and in the event of such transfer or assignment, the rights and privileges herein conferred upon the Lender shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. The Credit Parties' rights or any interest therein hereunder may not be assigned without the written consent of the Lender.

            SECTION 10.14 Consent to Jurisdiction and Service of Process.

            ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY CREDIT PARTY WITH RESPECT TO THIS AGREEMENT, ANY NOTE OR ANY WARRANT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT EACH OF THE CREDIT PARTIES ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT SUBJECT, HOWEVER, TO RIGHTS OF APPEAL. EACH CREDIT PARTY DESIGNATES AND APPOINTS THE CORPORATION SERVICE COMPANY, 375 HUDSON STREET, NEW YORK, NEW YORK 10014 AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY EACH CREDIT PARTY IRREVOCABLY AGREEING IN WRITING TO SERVE, AS ITS AGENT TO RECEIVE ON ITS BEHALF, SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY EACH OF THE CREDIT PARTIES TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT, A COPY OF SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO EACH OF THE CREDIT PARTIES AT ITS ADDRESS PROVIDED IN SECTION 10.7 HEREOF, EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY ANY CREDIT PARTY REFUSES TO ACCEPT SERVICE, EACH CREDIT PARTY HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE LENDER TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

            SECTION 10.15 Waiver of Jury Trial. EACH CREDIT PARTY HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF; AND EACH CREDIT PARTY HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO INTERPOSE ANY SET-OFF OR COUNTERCLAIM OR CROSS-CLAIM IN CONNECTION WITH ANY SUCH LITIGATION, IRRESPECTIVE OF THE NATURE OF SUCH SET-OFF, COUNTERCLAIM OR CROSS-CLAIM EXCEPT TO THE EXTENT THAT THE FAILURE SO TO ASSERT ANY SUCH SET-OFF, COUNTERCLAIM OR CROSS-CLAIM WOULD PERMANENTLY PRECLUDE THE PROSECUTION OF OR RECOVERY UPON SAME. NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, NO CLAIM MAY BE MADE BY ANY CREDIT PARTY AGAINST ANY LENDER FOR ANY LOST PROFITS OR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES IN RESPECT OF ANY BREACH OR WRONGFUL CONDUCT (OTHER THAN WILLFUL MISCONDUCT CONSTITUTING ACTUAL FRAUD) IN CONNECTION WITH, ARISING OUT OF OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS, OR ANY

ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH; EACH CREDIT PARTY HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY SUCH CLAIM FOR ANY SUCH DAMAGES. EACH CREDIT PARTY AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND ACKNOWLEDGES THAT THE LENDER WOULD NOT EXTEND TO ANY CREDIT PARTY ANY LOAN HEREUNDER IF THIS SECTION WERE NOT PART OF THIS AGREEMENT.

            SECTION 10.16 Counterparts; Effectiveness. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto, and written or telephonic notification of such execution and authorization of delivery thereof has been received by each of the Credit Parties and the Lender.

            SECTION 10.17 Entirety. This Agreement and the other Loan Documents embody the entire agreement among the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof.

                                  * * * * *

            IN WITNESS WHEREOF the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

BORROWERS:
                                    GERBER CHILDRENSWEAR, INC.


                                    By:   /s/ Richard L. Solar
                                          ------------------------------------
                                          Name:  RICHARD L. SOLAR
                                          Title: Senior Vice President


                                    AUBURN HOSIERY MILLS, INC.


                                    By:   /s/ Richard L. Solar
                                          ------------------------------------
                                          Name:  RICHARD L. SOLAR
                                          Title: Senior Vice President
GUARANTORS:

                                    GCIH, INC.


                                    By:   /s/ Richard L. Solar
                                          ------------------------------------
                                          Name:  RICHARD L. SOLAR
                                          Title: Senior Vice President


                                    COSTURA DOMINICANA, INC.


                                    By:   /s/ Richard L. Solar
                                          ------------------------------------
                                          Name:  RICHARD L. SOLAR
                                          Title: Senior Vice President


                                    AUBURN HOLDINGS, INC.


                                    By:   /s/ Richard L. Solar
                                          ------------------------------------
                                          Name:  RICHARD L. SOLAR
                                          Title: Senior Vice President

                                    GCI IP SUB, INC.


                                    By:   /s/ Richard L. Solar
                                          ------------------------------------
                                          Name:  RICHARD L. SOLAR
                                          Title: Senior Vice President


                                    AUBURN MERGER CO.


                                    By:   /s/ Richard L. Solar
                                          ------------------------------------
                                          Name:  RICHARD L. SOLAR
                                          Title: Senior Vice President


                                    CITICORP MEZZANINE PARTNERS, L.P.

                                    By:   Citicorp Capital Investors,
                                          Ltd., its general partner


                                    By:   /s/ Byron H. Knief
                                          ------------------------------------
                                          Name:  BYRON H. KNIEF
                                          Title: President